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As Filed with the Securities and Exchange Commission on May 10, 2006.

Registration Statement No. 333-133027

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE STANLEY WORKS

(Exact name of registrant as specified in its charter)

Connecticut	3420	06-0548860
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	I.R.S. Employer Identification No.)

THE STANLEY WORKS CAPITAL TRUST I

(Exact name of registrant as specified in its charter)

Delaware	6719	20-3765759
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o The Stanley Works
1000 Stanley Drive
New Britain, Connecticut 06053
(860) 225-5111
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Bruce H. Beatt, Esq.
Vice President, General Counsel and Secretary
The Stanley Works
1000 Stanley Drive
New Britain, Connecticut 06053
Telephone: (860) 225-5111
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications to:
Gregory A. Fernicola
Skadden, Arps, Slate, Meagher & Flom LLP
4 Times Square
New York, New York 10036
(212) 735-3000
(212) 735-2000 (facsimile)

        Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy, these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated May 10, 2006

PROSPECTUS

THE STANLEY WORKS CAPITAL TRUST I
Offer to Exchange all of the outstanding
5.902% Fixed Rate/Floating Rate Enhanced Trust Preferred Securities

(Liquidation Amount $1,000 per Preferred Security)
fully and unconditionally guaranteed to the extent set forth herein by

The Stanley Works

        The Stanley Works Capital Trust I, or the Trust, is offering to exchange up to $450 million aggregate liquidation amount of its 5.902% Fixed Rate/Floating Rate Enhanced Trust Preferred Securities (which we refer to as the "Restricted Preferred Securities") for $450 million of its 5.902% Fixed Rate/Floating Rate Enhanced Trust Preferred Securities. (which we refer to as the "Exchange Preferred Securities") which have been registered under the Securities Act of 1933, as amended.

        As part of the exchange offer, The Stanley Works, or the Company, is also offering to exchange its guarantee of The Stanley Works Capital Trust I's obligation under the Restricted Preferred Securities (which we refer to as the "Restricted Guarantee") for a similar guarantee of The Stanley Works Capital Trust I's obligation under the Exchange Preferred Securities (which we refer to as the "Exchange Guarantee"). Also, as part of this exchange offer, The Stanley Works is offering to exchange up to $450 million aggregate principal amount of its 5.902% Fixed Rate/Floating Rate Junior Subordinated Debt Securities due 2045 (which we refer to as the "Restricted Junior Subordinated Debt Securities") for a similar amount of its 5.902% Fixed Rate/Floating Rate Junior Subordinated Debt Securities due 2045 (which we refer to as the "Exchange Junior Subordinated Debt Securities")

        The exchange offer will expire at 5:00 p.m., New York City time, on            , 2006, unless we extend the exchange offer in our sole and absolute discretion.

Terms of the exchange offer:

  •
  The Trust will exchange Exchange Preferred Securities for all outstanding Restricted Preferred Securities that are validly tendered and not withdrawn prior to the expiration or termination of the exchange offer.

  •
  You may withdraw tenders of Restricted Preferred Securities at any time prior to the expiration or termination of the exchange offer.

  •
  The terms of the Exchange Preferred Securities are substantially identical to those of the outstanding Restricted Preferred Securities, except that the transfer restrictions, registration rights and additional interest provisions relating to the Restricted Preferred Securities do not apply to the Exchange Preferred Securities.

  •
  The exchange of Restricted Preferred Securities for Exchange Preferred Securities will not be a taxable transaction for United States federal income tax purposes, but you should see the discussion under the caption "Material United States Federal Income Tax Considerations" for more information.

  •
  Neither the Company nor the Trust will receive any proceeds from the exchange offer.

  •
  The Restricted Preferred Securities, Restricted Guarantee and Restricted Junior Subordinated Debt Securities were issued in a transaction not requiring registration under the Securities Act, and as a result, their transfer is restricted. The exchange offer is being made to satisfy your registration rights, as a holder of the Restricted Preferred Securities.

        There is no established trading market for the Exchange Preferred Securities and we do not intend to list the Exchange Preferred Securities for trading on any stock exchange.

        See "Risk Factors" beginning on page 15 for a discussion of risks you should consider prior to tendering your outstanding Restricted Preferred Securities for exchange.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2006.

        This prospectus incorporates by reference important business and financial information about the Company and the Trust that is not included in or delivered with this document. Copies of this information are available, without charge to any person to whom this prospectus is delivered, upon written request sent to:

The Stanley Works.
1000 Stanley Drive
New Britain, Connecticut 06053
Attention: Investor Relations

        In order to obtain timely delivery, you must request the information no later than    •    , 2006, which is five business days before the expiration date of the exchange offer.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents incorporated by reference in this prospectus include "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements, other than statements of historical facts, that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future are forward looking statements. Those statements are characterized by terminology such as "believe," "anticipate," "should," "intend," "plan," "will," "expects," "estimates," "projects," "positioned," "strategy" and similar expressions. These statements are based on assumptions and assessments made by the Company's management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes to be appropriate, and are not guarantees of future actions or performance.

        The Company and the Trust have identified factors that could cause actual plans or results to differ materially from those included in any forward-looking statements. These factors include, but are not limited to:

  •
  inability to maintain and improve the overall profitability of the Company's operations;

  •
  inability to limit the impact of freight, steel and other commodity and material price inflation through cost controls, price increases and other measures;

  •
  inability to capitalize on future acquisition opportunities and fund other initiatives;

  •
  inability to invest in routine business needs;

  •
  inability to efficiently and promptly integrate recent (as well as future) acquisitions and achieve anticipated synergies;

  •
  failure to continue improvements in productivity and cost reductions in all aspects of the Company's operations;

  •
  failure to identify and effectively execute overhead cost reduction opportunities;

  •
  inability to successfully settle routine tax audits;

  •
  inability to generate earnings sufficient to realize future income tax benefits during periods when temporary differences become deductible;

  •
  inability to access credit markets under satisfactory terms;

  •
  inability to negotiate satisfactory payment terms for the purchase and sale of goods, material and products;

  •
  inability to sustain the success of the Company's marketing and sales efforts, including the Company's ability to recruit and retain an adequate sales force and to maintain its customer base;

  •
  failure to successfully develop new products and identify new markets;

  •
  inability of the sales force to adapt to any changes made in the sales organization and achieve adequate customer coverage;

  •
  inability to maintain or expand overall Mac Tools truck count versus prior years;

  •
  inability to fulfill increasing demand for the Company's products;

  •
  loss of significant volumes of sales from the Company's larger customers;

  •
  inability to reduce large customer concentrations;

ii

  •
  failure of the Company's effort to build a growth platform and market leadership in Security Solutions;

  •
  failure of the Company's efforts to increase brand support and roll-out of the Stanley Fulfilment System;

  •
  failure of large North American customers' order patterns to return to normal;

  •
  inability to expand the branded tools and hardware platform;

  •
  inability to maintain current production rates in the Company's manufacturing facilities, to respond to significant changes in product demand, or to fulfill demand for new and existing products;

  •
  inability to promptly replace old equipment with more energy efficient and technologically superior equipment, enforce existing contracts relating to energy use and prices, manage energy use to maximize usage during lower cost periods and shift to lower cost sources of energy where appropriate and feasible;

  •
  inability to continue successfully managing and defending claims and litigation;

  •
  increased pricing pressures and other changes from customers and competitors and the inability to defend market share in the face of competition;

  •
  continued consolidation of customers, particularly in consumer channels;

  •
  inventory management pressures on the Company's customers;

  •
  changes in trade, monetary, tax and fiscal policies and laws;

  •
  the final geographic distribution of future earnings and the effect of currency exchange fluctuations and impact of dollar/foreign currency exchange and interest rates on the competitiveness of products, the Company's debt program and the Company's cash flow;

  •
  the strength of the United States and global economies;

  •
  the impact of events that cause or may cause disruption in the Company's distribution and sales networks, such as war, terrorist activities, political unrest, and recessionary or expansive trends in world economies;

  •
  inability to mitigate cost increases generated by, for example, continued increases in the cost of energy or significant Chinese Renminbi or other currency appreciation; and

  •
  inability to continue improvements in working capital, including inventory reductions and payment terms.

        Actual results may differ materially from those expressed or implied by forward-looking statements. Please take into account that forward-looking statements speak only as of the date of this prospectus or, in the case of documents incorporated by reference in this prospectus, the date of any such document. Neither the Company nor the Trust undertakes any obligation to publicly correct or update any forward looking statement if the Company or the Trust later becomes aware that it is not likely to be achieved. You are advised, however, to consult any further disclosures made on related subjects in reports to the Securities and Exchange Commission ("SEC").

iii

SUMMARY

        This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in the Preferred Securities. You should carefully read the entire prospectus, including the risk factors, and the documents incorporated by reference.

  Unless the context requires otherwise, references in this prospectus:

  •
  to the "Company" refer to The Stanley Works, a Connecticut corporation;

  •
  to the "Trust" refer to The Stanley Works Capital Trust I, a Delaware statutory trust and the issuer of the preferred securities;

  •
  to "we" refer collectively to the Company and the Trust;

  •
  to the "Preferred Securities" refer to both the Restricted Preferred Securities and the Exchange Preferred Securities;

  •
  to the "Trust Common Securities" refer to the common securities to be issued to the Company by the Trust (which, together with the Preferred Securities are referred to as the "Trust Securities");

  •
  to the "Junior Subordinated Debt Securities" refer both the Restricted Junior Subordinated Debt Securities and the Exchange Junior Subordinated Debt Securities; and

  •
  to the Guarantee refer to both the Restricted Guarantee and the Exchange Guarantee.

The Stanley Works

        The Company was founded in 1843 by Frederick T. Stanley and incorporated in 1852. The Company is a worldwide producer of tools for professional, industrial and consumer use and security products. Stanley® is a brand recognized around the world for quality and value. The Company's principal executive office is located in New Britain, Connecticut.

        The Company's operations are classified into three business segments: Consumer Products, Industrial Tools and Security Solutions. The Consumer Products segment manufactures and markets hand tools, consumer mechanics tools, storage units and hardware. These products are sold to retailers (including home centers, mass merchants, hardware stores, and retail lumber yards) as well as through third party distributors. Hand tools include measuring and leveling tools, planes, hammers, demolition tools, knives and blades, screwdrivers, saws, chisels, consumer tackers and staples, as well as electronic leveling and measuring devices. The Company markets its hand tools under the Stanley®, FatMax®, Powerlock® and IntelliTools™ brands, as well as under certain retailers' private label brands. Consumer mechanics tools include wrenches, sockets, metal tool boxes and cabinets which are marketed under the Stanley®, Husky® and ZAG® brands, as well as under certain retailers' private label brands. Storage units include plastic tool boxes and storage systems which are marketed under the Stanley® and ZAG® brands. Hardware includes hinges, gate hardware, cabinet pulls, hooks, braces and shelf brackets which are marked under the Stanley® and National® brands.

        The Industrial Tools segment manufactures and markets professional mechanics tools and storage systems, pneumatic tools and fasteners, hydraulic tools and accessories, assembly tools and systems, electronic leveling and measuring tools, and Stanley supply and services (specialty tools). These products are sold to customers and distributed primarily through third party distributors as well as through direct sales forces. Professional mechanics tools include wrenches, sockets, electronic diagnostic tools, tool boxes and high-density industrial storage and retrieval systems. Professional mechanics tools are marketed under the Stanley®, Proto®, Facom®, Virax®, USAG®, MAC®, Jensen®, Vidmar® and Blackhawk™ by Proto® brands. Pneumatic tools and fasteners include Stanley®, Bostitch®, and Atro®

fastening tools and fasteners (nails and staples) used for construction, remodeling, furniture making, pallet manufacturing and other applications involving the attachment of wooden materials. Hydraulic tools include Stanley® hand-held hydraulic tools and accessories used by contractors, utilities, railroads and public works as well as LaBounty® mounted demolition hammers and compactors designed to work on skid steer loaders, mini-excavators, backhoes and large excavators. Assembly tools and systems include electric and pneumatic assembly tools marketed under the Stanley® brand (these are high performance, precision tools, controllers and systems for tightening threaded fasteners used chiefly by vehicle manufacturers). Electronic measuring tools include laser and optical leveling and measuring devices and accessories utilized primarily by contractors, surveyors, engineers and other professionals and do-it-yourself individuals. These products are marketed under the CST®, David White® and Rolatape® brands. Stanley supply and services distributes specialty tools for assembling, repairing and testing electronic equipment.

        The Security Solutions segment is a provider of access and security solutions primarily for retailers, educational and healthcare institutions, government, financial institutions, and commercial and industrial customers. The Company provides an extensive suite of mechanical and electronic security products and systems, and a variety of security services. The Company manufactures and markets automatic doors, door locking systems, commercial hardware and integrates security access control systems. Products in the Security Solutions segment include security integration systems, software, related installation and maintenance services, automatic doors, door closers, exit devices and locking mechanisms. Security products are marketed under the Stanley®, Blick®, Frisco Bay®, PAC®, ISR™, WanderGuard®, StanVision™, Sargent and Greenleaf® and BEST® brands and are sold primarily on a direct sales basis as well as, in certain instances, through third party distributors.

The Trust

        The Trust is a Delaware statutory trust formed by the Company for the sole purpose of issuing the Trust Securities and purchasing the Junior Subordinated Debt Securities. All of the Trust Common Securities are owned by the Company. The trustees of the Trust will conduct its business and affairs as described under "The Trust."

SUMMARY DESCRIPTION OF THE EXCHANGE OFFER

        On November 22, 2005, the Trust completed the private offering of $450,000,000 aggregate liquidation amount of its 5.902% Fixed Rate/Floating Rate Enhanced Trust Preferred Securities. As part of that offering, the Company and the Trust entered into a registration rights agreement with the initial purchasers of those Restricted Preferred Securities in which they agreed, among other things, to deliver a prospectus to you and to complete an exchange offer for the Restricted Preferred Securities. Below is a summary of the exchange offer.

Restricted Preferred Securities	$450,000,000 aggregate liquidation amount 5.902% Fixed Rate/Floating Rate Enhanced Trust Preferred Securities.
Exchange Preferred Securities
$450,000,000 aggregate liquidation amount of 5.902% Fixed Rate/Floating Rate Enhanced Trust Preferred Securities., the issuance of which has been registered under the Securities Act of 1933, as amended (the "Securities Act"). The form and terms of the Exchange Preferred Securities are identical in all material respects to those of the Restricted Preferred Securities, except that the transfer restrictions, registration rights and additional interest provisions relating to the Restricted Preferred Securities do not apply to the Exchange Preferred Securities.
Exchange Offer
The Trust is offering to issue up to $450,000,000 aggregate liquidation amount of Exchange Preferred Securities (Liquidation amount $1000 per Preferred Security), in exchange for a like liquidation amount of the Restricted Preferred Securities, to satisfy its obligations under the registration rights agreement entered into when the Restricted Preferred Securities were issued in reliance upon the exemptions from registration provided by Rule 144A and Regulation S of the Securities Act.
Expiration Date; Tenders
The exchange offer will expire at 5:00 p.m., New York City time, on , 2006, unless extended in our sole and absolute discretion. By tendering your Restricted Preferred Securities, you represent to us that:
• you are not our "affiliate," as defined in Rule 405 under the Securities Act;
• you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Exchange Preferred Securities;
• you are acquiring the Exchange Preferred Securities in your ordinary course of business; and

•
if you are a broker-dealer, you will receive the Exchange Preferred Securities for your own account in exchange for Restricted Preferred Securities that were acquired by you as a result of your market-making or other trading activities and you will deliver a prospectus in connection with any resale of the Exchange Preferred Securities you receive. For further information regarding resales of the Exchange Preferred Securities by participating broker-dealers, see the discussion under the caption "Plan of Distribution."
Withdrawal	You may withdraw any Restricted Preferred Securities tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on , 2006.
Conditions to the Exchange Offer
The exchange offer is subject to customary conditions, which we may waive. See the discussion below under the caption "The Exchange Offer—Conditions to the Exchange Offer" for more information regarding the conditions to the exchange offer.
Procedures for Tendering the Restricted Preferred Securities
Except as described in the section titled "The Exchange Offer—Procedures for Tendering Restricted Preferred Securities," a tendering holder must, on or prior to the expiration date, transmit an agent's message to the exchange agent at the address listed in this prospectus. In order for your tender to be considered valid, the exchange agent must receive a confirmation of book entry transfer of your Restricted Preferred Securities into the exchange agent's account at The Depository Trust Company ("DTC") prior to the expiration or termination of the exchange offer.
Special Procedures for Beneficial Owners
If you are a beneficial owner whose Restricted Preferred Securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your Restricted Preferred Securities in the exchange offer, you should promptly contact the person in whose name the Restricted Preferred Securities are registered and instruct that person to tender on your behalf. Any registered holder that is a participant in DTC's book-entry transfer facility system may make book-entry delivery of the Restricted Preferred Securities by causing DTC to transfer the Restricted Preferred Securities into the exchange agent's account.

Material Federal Income Tax Considerations
The exchange of the Restricted Preferred Securities for Exchange Preferred Securities in the exchange offer will not be a taxable transaction for United States federal income tax purposes. See the discussion under the caption "Material United States Federal Income Tax Considerations" for more information regarding the tax consequences to you of the exchange offer.
Use of Proceeds	Neither the Company nor the Trust will receive any proceeds from the exchange offer. See "Use of Proceeds."
Exchange Agent
HSBC Bank USA, National Association is the exchange agent for the exchange offer. You can find the address and telephone number of the exchange agent below under the caption "The Exchange Offer — Exchange Agent."
Resales
Based on interpretations by the staff of the SEC, as detailed in a series of no-action letters issued to third parties, we believe that the Exchange Preferred Securities issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:
	•	you are acquiring the Exchange Preferred Securities in the ordinary course of your business;
	•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the Exchange Preferred Securities; and
	•	you are not an affiliate of ours.
If you are an affiliate of ours, are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the Exchange Preferred Securities:
	•	you cannot rely on the applicable interpretations of the staff of the SEC;
	•	you will not be entitled to participate in the exchange offer; and
	•	you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.
See the discussion below under the caption "The Exchange Offer —Consequences of Exchanging or Failing to Exchange Restricted Preferred Securities" for more information.

Broker-Dealer
Each broker or dealer that receives Exchange Preferred Securities for its own account in exchange for Restricted Preferred Securities that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any offer to resell or other transfer of the Exchange Preferred Securities issued in the exchange offer, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the Exchange Preferred Securities.
Furthermore, any broker-dealer that acquired any of its Restricted Preferred Securities directly from us:
•
may not rely on the applicable interpretation of the staff of the SEC's position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and
• must also be named as a selling bondholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Preferred Securities received in exchange for Restricted Preferred Securities which were received by such broker-dealer as a result of market making activities or other trading activities. We have agreed that for a period of up to 180 days after the consummation of the exchange offer, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See "Plan of Distribution" for more information.
Registration Rights Agreement
When the Trust issued the Restricted Preferred Securities in November 2005, the Trust and the Company entered into a registration rights agreement with the initial purchasers of the Restricted Preferred Securities. Under the terms of the registration rights agreement, the Company and the Trust have agreed to file with the SEC, and cause to become effective, a registration statement relating to an offer to exchange the Restricted Preferred Securities for the Exchange Preferred Securities.

CONSEQUENCES OF NOT EXCHANGING RESTRICTED PREFERRED SECURITIES

        If you do not exchange your Restricted Preferred Securities in the exchange offer, your Restricted Preferred Securities will continue to be subject to the restrictions on transfer currently applicable to the Restricted Preferred Securities. In general, you may offer or sell your Restricted Preferred Securities only:

  •
  if they are registered under the Securities Act and applicable state securities laws;

  •
  if they are offered or sold under an exemption from registration under the Securities Act and applicable state securities laws; or

  •
  if they are offered or sold in a transaction not subject to the Securities Act and applicable state securities laws.

        We do not currently intend to register the Restricted Preferred Securities under the Securities Act. Under some circumstances, however, holders of the Restricted Preferred Securities, including holders who are not permitted to participate in the exchange offer or who may not freely resell Exchange Preferred Securities received in the exchange offer, may require us to file, and to cause to become effective, a shelf registration statement covering resales of Restricted Preferred Securities by these holders. For more information regarding the consequences of not tendering your Restricted Preferred Securities and our obligation to file a shelf registration statement, see "The Exchange Offer—Consequences of Exchanging or Failing to Exchange Restricted Preferred Securities."

SUMMARY DESCRIPTION OF THE EXCHANGE PREFERRED SECURITIES

The Trust
The Stanley Works Capital Trust I is a Delaware statutory trust created solely for the purpose of issuing the Preferred Securities to investors and the Trust Common Securities to the Company and investing the aggregate gross proceeds in an equivalent principal amount of Junior Subordinated Debt Securities. The Junior Subordinated Debt Securities will be the sole assets of the Trust.
Securities Offered	$450 million aggregate liquidation amount of 5.902% Fixed Rate/Floating Rate Enhanced Trust Preferred Securities (liquidation amount $1000 per Preferred Security)
Underlying Junior Subordinated Debt Securities	$450 million aggregate principal amount of the Company's 5.902% Fixed Rate/Floating Rate Junior Subordinated Debt Securities due 2045
Liquidation Amount	$1,000 per Preferred Security.
Ranking
The Junior Subordinated Debt Securities will be general unsecured obligations of the Company and will rank junior in right of payment to all of the Company's Senior Indebtedness to the extent specified in the Indenture.

"Senior Indebtedness" will include all indebtedness of the Company, including most types of junior subordinated debt securities, but will not include trade payables or indebtedness that, by its terms, ranks equally with the Junior Subordinated Debt Securities and provides for interest deferral terms that are equal to or longer than ten years and with stock settlement characteristics, such as the Company's obligations and associated guarantees to other trusts or other entities that issue securities that are similar to the Preferred Securities.

None of the Preferred Securities, the Junior Subordinated Debt Securities or the guarantee will contain any terms that will limit the Company's ability to incur additional indebtedness, including indebtedness that would rank senior in priority of payment to the Junior Subordinated Debt Securities and the guarantee.
Limitation on Claims in the Event of Bankruptcy/Liquidation
In the event of the bankruptcy or liquidation of the Company, the holders of the Junior Subordinated Debt Securities will not be entitled to receive amounts in respect of interest deferred on the Junior Subordinated Debt Securities due to the mandatory interest deferral provisions, to the extent that the amount of such mandatorily deferred interest exceeds 25% of the principal amount of the Junior Subordinated Debt Securities.

Rates of Interest and Interest Payment Dates
Fixed Rate Distributions. Distributions on the Junior Subordinated Debt Securities will accrue at the fixed annual rate of 5.902% from the date they are issued to December 1, 2010. Distributions during this fixed rate period will be payable semi-annually in arrears on June 1 and December 1 of each year, beginning June 1, 2006. If distributions are deferred or otherwise not paid, they will accrue and compound until paid. The amount of distributions payable for any distribution accrual period during the fixed rate period will be computed on the basis of a 360-day year consisting of twelve 30-day months.

Floating Rate Distributions. Distributions on the Junior Subordinated Debt Securities will accrue at a floating rate of interest from December 1, 2010 through maturity at an annual interest rate reset quarterly. Distributions will be payable quarterly in arrears on March 1, June 1, September 1 and December 1 of each year commencing March 1, 2011 at the rate of 1.40% plus the highest of the (i) 3-Month LIBOR Rate; (ii) 10-Year Treasury CMT; and (iii) the 30-Year Treasury CMT for the related quarterly interest accrual period, subject to a limit on the floating rate of 13.25%. See "Description of the Junior Subordinated Debt Securities—Interest Rates and Interest Payment Dates." Distributions deferred or otherwise unpaid during the floating rate period will accrue and compound until paid at the prevailing rates. The amount of distributions payable for any quarterly distribution accrual period during the floating rate period will be computed by multiplying the floating rate for such period by a fraction, the numerator of which will be the actual number of days elapsed during the accrual period (determined by including the first day thereof and excluding the last day thereof), and the denominator of which will be 365, and by multiplying the result by the aggregate principal amount of the Junior Subordinated Debt Securities.
Deferral of Distributions	The Company may elect ("Optional Deferral") or be required ("Mandatory Deferral") to defer interest on any interest payment date, as described herein.

Optional Deferral. The Company may elect to give notice of an Optional Deferral with respect to each interest payment date regardless of whether an Optional Deferral or a Mandatory Deferral was in effect on the preceding interest payment date, provided that (i) no Acceleration Event of Default has occurred and is continuing under the Indenture, (ii) the deferral period does not extend beyond the maturity date of, or redemption date for, the Junior Subordinated Debt Securities, and (iii) no deferral of interest, whether due to an Optional Deferral or a Mandatory Deferral, may continue for more than ten years without all deferred interest being paid in full. A notice of deferral, once given, will be irrevocable, and the deferral of interest on the related interest payment date will be considered an Optional Deferral for all purposes. See "Description of the Junior Subordinated Debt Securities—Optional and Mandatory Deferral of Interest—Notice of Deferrals."

When a deferral period ends and the Company has paid all accrued and unpaid interest on the Junior Subordinated Debt Securities, the Company may begin a new deferral period. There is no limit to the number of deferral periods that the Company may begin. See "Description of the Junior Subordinated Debt Securities—Optional and Mandatory Deferral of Interest."

Mandatory Deferral. The Company will be required to defer interest payments on the Junior Subordinated Debt Securities, in the amount by which interest due exceeds the New Common Equity Amount, on any interest payment date if, on the Trigger Determination Date with respect to such interest payment date, a Mandatory Deferral Trigger Event shall have occurred and, prior to such Trigger Determination Date, no notice of Optional Deferral was given, provided that (i) the deferral does not extend beyond the maturity date of, or redemption date for, the Junior Subordinated Debt Securities, and (ii) no deferral of interest, whether due to Optional Deferral or Mandatory Deferral, may continue for more than ten years without all deferred interest being paid in full. See "Description of the Junior Subordinated Debt Securities — Optional and Mandatory Deferral of Interest." If a Mandatory Deferral Trigger Event has occurred as of any Trigger Determination Date, the subsequent delivery by the Company of a notice of Optional Deferral will be without effect with respect to the relevant interest payment date.

Interest deferred on the Junior Subordinated Debt Securities, whether due to Optional Deferral or Mandatory Deferral, will continue to accrue and compound during the pendency of any deferral period at the then applicable interest rate. An interest deferral period will be deemed to have commenced on the first interest payment date on which interest is deferred and end on the first date thereafter on which all deferred interest is paid in full.
Restriction on Sources of Funds to Pay Deferred Interest Obligations
The Company may pay deferred interest, whether deferred because of Optional Deferral or Mandatory Deferral, only out of the net proceeds received by the Company from the sale of shares of its common stock, including treasury shares, during the 90-day period prior to any date on which such deferred interest is paid.
In addition, beginning with the first to occur of:
•
the date one year after the commencement of an interest deferral period for which the Company was required to defer payment of interest on the Junior Subordinated Debt Securities because of Mandatory Deferral (the "First Mandatory Deferral Anniversary"), if on such date such interest deferral period has not ended, and
•
the date five years after the commencement of an interest deferral period for which the Company deferred payment of interest on the Junior Subordinated Debt Securities, whether because of Optional Deferral or Mandatory Deferral (the "Fifth Deferral Anniversary"), if on such date such interest deferral period has not ended, the Company must continuously use its commercially reasonable efforts to sell shares of common stock, including treasury shares, in an amount that will generate sufficient net proceeds to enable the Company to pay in full all deferred interest.

In the event that net proceeds received by the Company from one or more sales of its common stock following such First Mandatory Deferral Anniversary or Fifth Deferral Anniversary are not sufficient to satisfy the full amount of deferred interest, such net proceeds will be (i) paid to the holders of the Preferred Securities on a pro rata basis and (ii) credited on a pro rata basis against interest deferred due to Mandatory Deferral and interest deferred due to Optional Deferral.

However, the Company will not be required to use its commercially reasonable efforts to effect stock sales during a "Market Disruption Event." See "Description of the Junior Subordinated Debt Securities—Settlement of Deferred Interest with Proceeds of Common Equity Sales."

Notwithstanding the restrictions described above, in the event that the Company has deferred interest under the Junior Subordinated Debt Securities and under one or more other series of pari passu obligations subject to similar common stock settlement provisions for the payment of deferred interest and is required under both the Junior Subordinated Debt Securities and such other pari passu obligations to effect stock sales to repay such deferred interest obligations, the Company will apply the proceeds of common stock sales required to be applied to deferred interest obligations on both the Junior Subordinated Debt Securities and such other pari passu obligations on a pro rata basis toward its deferred interest obligations under each series of debt securities.
Prohibited Payments during Interest Deferral	During any period in which the Company defers interest payments on the Junior Subordinated Debt Securities, whether due to Optional Deferral or a Mandatory Deferral, it may not:
• declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock;
•
make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of the Company's debt securities (including guarantees) that rank equally with or junior to the Junior Subordinated Debt Securities; or
• make any guarantee payments with respect to the securities described in the previous two bullet points, other than pursuant to its guarantee with respect to the Preferred Securities.

The foregoing restrictions are subject to a number of other exceptions described under "Description of the Junior Subordinated Debt Securities—Optional and Mandatory Deferral of Interest—Restriction on Specified Payments During any Deferral Period."
Restriction on Payment of Current Interest
The Indenture provides that the Company may not pay current interest on the Junior Subordinated Debt Securities so long as any interest deferred due to Mandatory Deferral or Optional Deferral remains unpaid.

Tax Consequences of Interest Deferral
During any distribution deferral period, distributions on the Preferred Securities will continue to accrue, and interest on the unpaid distributions will continue to compound, either semi-annually, during the fixed rate period, or quarterly, during the floating rate period. During any deferral period, you will be required to accrue interest income and include it in your gross income for U.S. federal income tax purposes, even if you are a cash basis taxpayer. Permitted deferrals of interest payments and distributions will not result in a default or event of default.
Optional Redemption
The Company may redeem the Preferred Securities, in whole or in part, at any time and from time to time on or after December 1, 2010, at a redemption price equal to the aggregate liquidation amount of the Preferred Securities being redeemed, plus accrued and unpaid distributions to the redemption date, provided that no partial redemption may occur when distributions are deferred.

In addition, the Company may redeem the Preferred Securities, in whole but not in part, at any time prior to December 1, 2010, at a redemption price which will include a "make-whole" amount, as described under "Description of the Junior Subordinated Debt Securities—Option to Redeem the Junior Subordinated Debt Securities Prior to Maturity," plus accumulated and unpaid distributions prior to the redemption date.
Redemption upon Tax Event or Investment Company Event	The Company may elect to redeem the Preferred Securities, in whole but not in part, at any time upon the occurrence of:
• changes in U.S. income tax laws or regulations that could have adverse tax consequences for the Company or the Trust; or
• changes in law or regulations that pose more than an insubstantial risk that the Trust will be required to register as an "investment company" under the Investment Company Act of 1940.

In these cases, the redemption price will include a "make-whole" amount, as described under "Description of the Junior Subordinated Debt Securities—Option to Redeem the Junior Subordinated Debt Securities Prior to Maturity," plus accumulated and unpaid distributions to the redemption date.

Capital Replacement
The Company intends that, to the extent that the Junior Subordinated Debt Securities provide the Company with equity credit at the time of repayment at maturity or earlier redemption, it will repay the principal amount of the Junior Subordinated Debt Securities at maturity or upon such redemption with net proceeds received by the Company from the sale or issuance, during the 180-day period prior to the date of maturity or redemption, as the case may be, by it or its subsidiaries to third-party purchasers, other than a subsidiary, of securities for which the Company will receive equity credit, at the time of sale or issuance, that is equal to or greater than the equity credit attributed to the Junior Subordinated Debt Securities at the time of such repayment or redemption.
Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities
The Company may dissolve the Trust at any time. If the Company dissolves the Trust, the Trust will distribute the Junior Subordinated Debt Securities to holders of Preferred Securities in exchange for their Preferred Securities.
Guarantee
The guarantee agreement executed by the Company for the benefit of the holders of the Preferred Securities will not guarantee payment of distributions or amounts payable on redemption or liquidation of the Preferred Securities when the Trust does not have funds available to make these payments. See "Description of the Guarantee."
Book-Entry Issuance Only
The Preferred Securities will be issued only in book-entry form (i.e., global securities registered in the name of The Depository Trust Company ("DTC") or its nominee). The sale of the Preferred Securities will settle in immediately available funds through DTC. You will not be permitted to withdraw the Preferred Securities from DTC except in the limited situations described under "Book-Entry System."
Voting Rights	Holders of the Preferred Securities will have only limited voting rights and, except upon the occurrence of certain events described in this prospectus, will not be entitled to vote.

RISK FACTORS

        Before purchasing the Preferred Securities, you should carefully consider the following risk factors, as well as the other information contained in this prospectus and the information incorporated by reference herein, in order to evaluate an investment in the Preferred Securities.

Risks Relating to the Preferred Securities

The Company may elect to defer interest payments on the Junior Subordinated Debt Securities in its sole discretion and will be required to defer interest payments under specified circumstances.

        The Company may defer interest payments on the Junior Subordinated Debt Securities, resulting in a corresponding deferral of distributions on the Preferred Securities, in its sole discretion, at any time and from time to time so long as no Event of Default under the Indenture has occurred and is continuing. In addition, the Company will be required to defer interest payments on the Junior Subordinated Debt Securities if the Company fails to meet specified financial tests. See "Description of the Junior Subordinated Debt Securities—Optional and Mandatory Deferral of Interest." Interest payments on the Junior Subordinated Debt Securities can be deferred for a continuous period of up to 10 years without causing the occurrence of an Event of Default under the Indenture. So long as a deferral of interest on the Junior Subordinated Debt Securities occurs and is continuing, the Trust will be required to defer distributions on the Preferred Securities.

The Indenture limits the Company's source of funds to pay deferred interest to proceeds of certain common stock sales.

        If the Company elects or is required to defer interest payments on the Junior Subordinated Debt Securities, resulting in a corresponding deferral of distributions on the Preferred Securities, the Company will be limited to paying deferred interest from the proceeds of certain sales of its common stock. See "Description of the Junior Subordinated Debt Securities—Settlement of Deferred Interest with Proceeds of Common Equity Sales." The Company may not be able to sell sufficient shares of its common stock to generate proceeds required to fund its deferred interest obligations, either within any particular time period or at all. The Company's ability to market its common stock will depend on a variety of factors within and beyond its control, including the Company's financial performance, the strength of the equity markets generally, the relative demand for stock of companies within the Company's industry and dilution caused by prior stock offerings or issuances.

If the holders of the Preferred Securities waive the Company's covenants to mandatorily defer interest under certain circumstances or to pay deferred interest only with proceeds from the sale of the Company's common stock, the Company's credit rating may be negatively affected.

        The Indenture governing the Junior Subordinated Debt Securities contains covenants that require the Company to defer interest payments on the Junior Subordinated Debt Securities if a Mandatory Deferral Trigger Event occurs. The Indenture also contains covenants that permit the Company to pay deferred interest only with proceeds from the sale of its common stock.

        These covenants may be amended, and compliance with these covenants may be waived, solely by the holders of a majority of the liquidation amount of outstanding Preferred Securities, and no holder of the Company's Senior Indebtedness shall have the right to enforce these covenants. Although, in the short term, the holders of the Preferred Securities may have an economic incentive to waive these covenants in order to receive current or deferred interest, if such covenants are waived and the Company pays interest during a period in which it would be required to defer interest under the Mandatory Deferral provisions or pays deferred interest with funds received from any other source, its credit rating may be negatively affected, which, in turn, may have an adverse effect on its business or financial condition.

If interest payments on the Junior Subordinated Debt Securities are deferred, holders of the Preferred Securities will be required to recognize income for United States federal income tax purposes in advance of the receipt of cash attributable to that income.

        If the Company elects or is required to defer interest payments on the Junior Subordinated Debt Securities, which would cause a corresponding deferral of distributions on the Preferred Securities, each holder of Preferred Securities would still be required to include in its income, for United States federal income tax purposes, its allocable share of income on the Preferred Securities. In that event a holder of Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash corresponding to that income and will not receive the cash related to that income from the Trust if such holder disposes of its Preferred Securities prior to the record date for distributions of those amounts.

The interest rate of the Junior Subordinated Debt Securities and corresponding distribution rate on the Preferred Securities will fluctuate when the fixed rate period ends, and may from time to time decline below the fixed rate.

        After the conclusion of the fixed rate period for the Junior Subordinated Debt Securities, on December 1, 2010 the Junior Subordinated Debt Securities will begin to accrue interest at a floating rate equal to 1.40% plus the highest of three base rates calculated with reference to the 3-month LIBOR and the 10-year and 30-year treasury rates. The floating rate may be volatile over time and could be substantially less than the fixed rate. A reduction in the distribution rate and distribution rate volatility could reduce the value of the Preferred Securities in any available aftermarket, apart from the reduction in current interest income. The floating rate is subject to a limit of 13.25%, and thus, in a rising interest rate environment, could be lower than market interest rates for similar instruments not subject to a limit.

The Company may elect to cause the redemption of the Preferred Securities without premium when prevailing interest rates are relatively low.

        The Company has the option to redeem Junior Subordinated Debt Securities, resulting in the corresponding redemption of Preferred Securities, in whole or in part on or after December 1, 2010, at a redemption price equal to the liquidation amount of the Junior Subordinated Debt Securities redeemed plus accrued and unpaid interest. The Company may choose to redeem the Junior Subordinated Debt Securities for a variety of reasons, and may do so when prevailing interest rates are lower than the then applicable interest rate on the Junior Subordinated Debt Securities. In that case you would not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the interest rate on the Junior Subordinated Debt Securities.

The Preferred Securities are effectively subordinated to substantially all of the Company's direct indebtedness and are "structurally subordinated" to all of the obligations of its subsidiaries.

        The Company's obligations under the Junior Subordinated Debt Securities and the guarantee will be subordinate and junior in right of payment to all of the Company's current indebtedness, and will be subordinate and junior to all of its future indebtedness except any indebtedness that by its terms is subordinated to, or ranks on an equal basis with, the Junior Subordinated Debt Securities. The Company cannot make any payments on the Junior Subordinated Debt Securities or the guarantee if it has defaulted on a payment of Senior Indebtedness and does not cure the default within the applicable grace period, or if the Senior Indebtedness becomes immediately due because of a default and has not yet been paid in full. In addition, the Company's obligations under the Junior Subordinated Debt Securities and guarantee will be "structurally subordinated" to all existing and future liabilities of the Company's subsidiaries. In the event of an insolvency, liquidation, a bankruptcy proceeding or other reorganization of any subsidiary, holders of the Junior Subordinated Debt Securities will be creditors only of the Company and not of its subsidiaries. As a result, all the existing and future liabilities of the Company's subsidiaries, including any claims of lessors under capital and operating leases, trade creditors and holders of preferred stock of such subsidiaries have the right to be satisfied prior to receipt by the Company of any payment on account of the Company's status as a stockholder of its subsidiaries.

        Because the Trust's sole source of funds for payments in respect of the Preferred Securities will be payments from the Company on the Junior Subordinated Debt Securities, the Preferred Securities are effectively subordinated on the same basis as the Junior Subordinated Debt Securities and the guarantee.

        As of April 1, 2006, the Company's Senior Indebtedness totaled approximately $713 million and the Company's subsidiaries had total liabilities (excluding liabilities to the Company and to other subsidiaries) of approximately $1 billion. The terms of the Preferred Securities, the Junior Subordinated Debt Securities and the guarantee do not limit the Company's ability to incur additional indebtedness.

The Company is both an operating company and a holding company, and may require cash from its subsidiaries to make payments on the Junior Subordinated Debt Securities.

        The Junior Subordinated Debt Securities are solely the direct obligations of the Company, and no other entity will have any obligation, contingent or otherwise, to make any payments in respect of the Junior Subordinated Debt Securities. While the Company has substantial operations of its own, it also is a holding company for several direct and indirect subsidiaries. The Company's subsidiaries will have no obligation to pay any amount in respect of the Junior Subordinated Debt Securities or the guarantee. Accordingly, the Company may depend, in part, on dividends and other distributions or loans from its subsidiaries to generate the funds necessary to meet its obligations on the Junior Subordinated Debt Securities and guarantee, including the payment of principal and interest. As described above, as an equity holder of its subsidiaries, the Company's ability to participate in any distribution of assets of any subsidiary is "structurally subordinate" to the claims of the creditors of that subsidiary. If the Company is unable to obtain cash from its subsidiaries to fund required payments in respect of the Junior Subordinated Debt Securities, it may be unable to make payments of principal or interest and the Trust may not receive amounts sufficient to make corresponding payments on the Preferred Securities.

The Company is not permitted to pay current interest on the Junior Subordinated Debt Securities until it has paid all outstanding deferred interest, and this could have the effect of extending interest deferral periods.

        The Indenture prohibits the Company from paying current interest on the Junior Subordinated Debt Securities prior to its repayment of all unpaid deferred interest, whether due to a Mandatory Deferral or an Optional Deferral. In addition, the Indenture also limits the sources of funds available to the Company to repay deferred interest to net proceeds received by the Company from certain common stock sales. As a result, the Company may not be able to pay current interest on the Junior Subordinated Debt Securities even though it has available funds and the intention to do so, if the Company does not undertake common stock sales to raise sufficient proceeds to satisfy its outstanding deferred interest obligations. The Company is not obligated to sell common stock to meet outstanding deferred interest obligations until the earlier of one year after a Mandatory Deferral or five years after an Optional Deferral. See "Description of the Junior Subordinated Debt Securities—Optional and Mandatory Deferral of Interest."

The Company will be required to defer interest on the Junior Subordinated Debt Securities during periods in which it fails to meet certain financial tests, even though it may have adequate funds to meet its interest obligations during those periods.

        The Indenture prohibits the Company from paying interest on the Junior Subordinated Debt Securities on any interest payment date, which would cause a corresponding deferral of distributions on the Preferred Securities on the corresponding distribution date, if, on the Trigger Determination Date with respect to that interest payment date, there shall have occurred a Mandatory Deferral Trigger Event. See "Description of the Junior Subordinated Debt Securities—Optional and Mandatory Deferral of Interest—Mandatory Deferral of Interest." In that event, the Company would be limited to meeting its deferred interest obligations from the application of proceeds received from stock sales even if it has other cash available at that time.

Under the Indenture, the Company may repay deferred interest only from the proceeds of common stock sales; however, the Company's obligation to effect stock sales is subject to Market Disruption Events, and stock sales are subject to uncertainties.

        The Indenture provides that the Company may only pay deferred interest from the proceeds of specified sales of the Company's common stock. The Indenture requires that the Company use its commercially reasonable efforts to effect common stock sales to repay outstanding deferred interest beginning on the earlier of one year after the occurrence of a Mandatory Deferral or five years after the occurrence of an Optional Deferral. The Company is not required to effect stock sales during Market Disruption Events, which include significant events affecting the Company, as well as disruptions to securities and other markets. See "Description of the Junior Subordinated Debt Securities—Settlement of Deferred Interest with Proceeds of Common Equity Sales." The limitations on the Company's obligation to use its commercially reasonable efforts to effect stock sales could have the effect of substantially delaying stock sales. Furthermore, the Company may encounter difficulties in successfully marketing its equity in the future, particularly during times in which it is subject to the mandatory interest deferral provisions of the Indenture.

The Company is not obligated under the guarantee to pay any amounts in excess of amounts received by the Trust.

        The ability of the Trust to make payments on the Preferred Securities is solely dependent upon the Company's ability to pay amounts due on the Junior Subordinated Debt Securities as and when due. If the Company defaults on its obligations to make payments on the Junior Subordinated Debt Securities, the Trust will not have sufficient funds to make payments on the Preferred Securities. In this circumstance, you will not be able to rely upon the Company's guarantee for payment of these amounts because the guarantee obligates the Company only to make payments to the holders of the Preferred Securities if and to the extent that the Trust fails to distribute funds paid to it in respect of the Junior Subordinated Debt Securities to the holders of the Preferred Securities.

The holder of the Junior Subordinated Debt Securities has a limited right to acceleration of amounts due under the Junior Subordinated Debt Securities.

        The property trustee, as holder of the Junior Subordinated Debt Securities, may accelerate payment of the principal and accrued and unpaid interest on the Junior Subordinated Debt Securities only upon the occurrence and continuation of an Acceleration Event of Default under the Indenture. See "Description of the Junior Subordinated Debt Securities—Events of Default—Acceleration Events

of Default and Covenant Events of Default." The term "Acceleration Event of Default" does not include all events of default under the Indenture, but is limited to:

  •
  failure to pay any interest on the Junior Subordinated Debt Securities when due for 30 days, provided, however, that Optional Deferral or Mandatory Deferral of any interest payment in accordance with the terms of the Indenture shall not be a default or an Event of Default;

  •
  any deferral of interest, due to a Mandatory Deferral or Optional Deferral, or combination thereof, that continues for more than 10 consecutive years without all accrued and unpaid interest having been paid in full;

  •
  failure to pay any principal on the Junior Subordinated Debt Securities when due at maturity or upon redemption;

  •
  the occurrence of certain bankruptcy or insolvency events with respect to the Company; or

  •
  the voluntary or involuntary dissolution, winding-up or termination of the Trust, except in connection with the distribution of Junior Subordinated Debt Securities to the holders of the Preferred Securities.

        Accordingly, the Company's failure to comply with any of its other covenants contained in the Indenture, including the covenants relating to its obligation to sell stock to meet its deferred interest payment obligations, will not result in the acceleration of the Junior Subordinated Debt Securities. An Event of Default, other than an Acceleration Event of Default could give rise to a claim against the Company related to the alleged occurrence of the specific Event of Default, the remedy for which could be limited to direct monetary damages. In addition, there is no right to acceleration upon default by the Company of its payment obligations under the guarantee.

Upon the occurrence of certain bankruptcy, liquidation and reorganization events with respect to the Company, amounts attributable to deferred and unpaid interest due to mandatory deferral may be limited.

        In the event of the occurrence of certain bankruptcy, liquidation and reorganization events with respect to the Company, the holders of the Junior Subordinated Debt Securities have no claim under the terms of the Indenture for payment of mandatorily deferred interest on the Junior Subordinated Debt Securities to the extent the total amount of mandatorily deferred interest (including compounded interest and additional amounts) exceeds 25% of the principal amount of the Junior Subordinated Debt Securities then outstanding. See "Description of the Junior Subordinated Debt Securities—Subordination of the Junior Subordinated Debt Securities and Limitations on Claim with Respect to Certain Deferred Interest Obligations."

Holders of Preferred Securities have limited voting rights and generally are not entitled to vote on the appointment, removal or replacement of the property trustee, administrative trustees or the Delaware trustee.

        Holders of Preferred Securities will have limited voting rights relating only to the modification of the Preferred Securities, the dissolution, winding-up or liquidation of the Trust and the exercise of the Trust's rights as holder of the Junior Subordinated Debt Securities. Except in limited circumstances, only the Company can elect and remove the trustees of the Trust. Additionally, the Company, the property trustee and the Delaware trustee can amend the trust agreement, without the consent of the holders of the Preferred Securities, to ensure that the Trust will be classified as a grantor trust/fixed investment trust for United States federal income tax purposes, even if that action adversely affects the interests of holders of Preferred Securities. See "Description of the Preferred Securities—Voting Rights."

The aftermarket price of the Preferred Securities may be discounted significantly if the Company defers interest payments.

        If the Company defers interest payments on the Junior Subordinated Debt Securities due to Optional Deferral or Mandatory Deferral, you may be unable to sell your Preferred Securities at a price that reflects the value of deferred amounts. To the extent a trading market develops for the Preferred Securities, that market may not continue during a deferral period, or during periods in which investors perceive that there is a likelihood of a deferral, and you may be unable to sell Preferred Securities at those times, either at a price that reflects the value of required payments under the Preferred Securities or at all.

You may suffer an economic loss if the Junior Subordinated Debt Securities are distributed to you in exchange for Preferred Securities because market prices for the Preferred Securities and the Junior Subordinated Debt Securities may not be equal.

        The Company and the Trust cannot assure you as to the market prices for the Preferred Securities or the Junior Subordinated Debt Securities that may be distributed in exchange for the Preferred Securities. Investor demand for a trust preferred instrument may be greater or less than demand for a direct debt instrument otherwise substantively identical to the trust preferred instrument. Accordingly, the Preferred Securities that an investor may purchase, whether in this offering or in the secondary market, may trade at a discount to the price that the investor paid to purchase the Preferred Securities.

You could suffer adverse tax consequences if the Trust is dissolved and the Junior Subordinated Debt Securities are distributed to holders of the Preferred Securities.

        The Company may at any time dissolve the Trust and distribute a Like Amount of Junior Subordinated Debt Securities to the holders of the Preferred Securities. Under current United States federal income tax law, and assuming, as expected, that the Trust is treated as a grantor trust/fixed investment trust, such a distribution of Junior Subordinated Debt Securities to you should not be a taxable event. However, if the Trust is characterized for United States federal income tax purposes as an association taxable as a corporation at the time it is dissolved, or if there is a change in law, the distribution of the Junior Subordinated Debt Securities to you may be a taxable event.

If the Exchange Preferred Securities do not qualify under the Publicly Offered Securities Exception under ERISA, the assets of the Trust may be deemed to be "plan assets" of investing Plans and certain of our transactions may be prohibited transactions under ERISA.

        Although no assurances can be given, the Company believes that the Publicly Offered Securities Exception, discussed in "ERISA Considerations," will be applicable to the Exchange Preferred Securities offered hereby. Accordingly, Plans are eligible to acquire the Exchange Preferred Securities. However, if the Exchange Preferred Securities fail to meet the Publicly Offered Securities Exception, the Trust's assets may be deemed to include assets of Plans that are holders of the Exchange Preferred Securities. In that event, transactions involving the Trust's assets and parties in interest or disqualified persons with respect to such Plans will be prohibited under ERISA and the Code unless we qualify for another exception to the "look through" rule under the regulation or a statutory or administrative exemption is applicable.

A market may not develop for the Preferred Securities.

        The Preferred Securities constitute a new issue of securities with no established trading market. Even after the Preferred Securities are registered, an active market for the Preferred Securities may not develop or be sustained. As a result, the Company and the Trust cannot assure you that you will be able to sell your Preferred Securities or at what price. Although the initial purchasers of the Restricted

Preferred Securities have indicated that they intend to make a market in the Preferred Securities, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market-making at any time without notice.

If a trading market develops for the Preferred Securities, trading may occur at prices that do not fully reflect the value of accumulated but unpaid distributions and, as a result, a holder of Preferred Securities who disposes of his holdings between record dates for distributions may incur an adverse tax effect.

        A holder of Preferred Securities who disposes of Preferred Securities between record dates for payments of distributions will not receive a distribution for the period prior to the disposition but will nevertheless be required to include accumulated but unpaid distributions through the date of disposition as ordinary income. Because, if a trading market develops, the Preferred Securities may trade at prices that do not fully reflect the value of accumulated but unpaid distributions, a holder of Preferred Securities who sells Preferred Securities between record dates for distributions may recognize a capital loss for tax purposes as a result of a portion of the sale proceeds being allocated to accumulated but unpaid distributions. Any such capital loss may not be available to offset the ordinary income recognized as a result of the accumulated but unpaid distributions because, subject to limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

The agreements governing the Preferred Securities, Junior Subordinated Debt Securities and Guarantee permit the Company to effect a non-U.S. merger, which could adversely affect your interests.

        The agreements governing the Preferred Securities, Junior Subordinated Debt Securities and Guarantee permit the Company to merge into, or reincorporate as, a non-U.S. corporation. In the event this were to occur, your ability as a holder of Preferred Securities, or the ability of the property trustee of the Trust, as holder of the Junior Subordinated Debt Securities, to enforce outside the United States judgments obtained in the United States, including judgments based on actions to enforce the terms of the securities and actions predicated upon the civil liability provisions of the United States federal and state securities laws, may be limited by the laws of the jurisdiction of incorporation of the Company's successor.

Risks Relating to the Company

The Company's repositioning strategies may result in risks for its business and operations.

        In 2002, the Company embarked on a growth strategy to shift its business portfolio into favored growth markets through acquisitions and to reduce the risk associated with large customer concentration. The strategy has been advanced over the last three years with the sales of the Company's residential entry door and home decor businesses, a number of completed acquisitions, including the acquisitions of Best Lock Corporation and its affiliates ("Best Access"), Chicago Steel Tape Co. and affiliates ("CST/Berger"), Blick plc, Frisco Bay Industries Ltd, ISR Solutions, Inc., Security Group, Inc., Precision Hardware, Inc., National Manufacturing Co. and Facom Tools. There can be no assurance that recently acquired companies or new acquisitions will be successfully integrated or that the Company will be able to consummate these transactions and effectively implement its repositioning strategy. If the Company successfully effectively implements its repositioning strategy, there can be no assurance that its resulting business segments will enjoy continued market acceptance or profitability.

The Company's recent acquisitions and future acquisitions that the Company makes may result in risks for its business and operations.

        The Company has made a number of acquisitions in the past three years, including, but not limited to, its acquisition of Best Lock Corporation in November 2002, CST/Berger and Blick plc in January 2004, Frisco Bay Industries in March 2004, ISR Solutions, Inc. in December 2004, Security Group, Inc. in January 2005, Precision Hardware, Inc. in May 2005, National Manufacturing Co. in November 2005 and Facom Tools in January 2006. The Company may make additional acquisitions in the future. Acquisitions involve a number of risks, including:

  •
  the diversion of the Company's management's attention and other resources,

  •
  the incurrence of unexpected liabilities, and

  •
  the loss of key personnel and clients or customers of acquired companies.

        Any intangible assets that the Company acquires may have a negative effect on its financial statements. In addition, the success of the Company's pending and future acquisitions will depend in part on its ability to:

  •
  combine operations,

  •
  integrate departments, systems and procedures, and

  •
  obtain cost savings and other efficiencies from the acquisitions.

        The Company may incur significant additional indebtedness, including assuming an acquired company's debt, in connection with future acquisitions, which may have an adverse effect on the Company's credit ratings and financial performance. Failure to effectively consummate or manage pending and future acquisitions may adversely affect the Company's existing businesses and harm its operational results. The Company is still in the process of integrating the businesses and operations of ISR Solutions, Inc, Security Group, Inc., Precision Hardware, Inc. National Manufacturing Co. and Facom Tools with its existing businesses and operations, and the Company cannot assure you that such integration will be successfully completed.

USE OF PROCEEDS

        Neither the Company nor the Trust will receive any proceeds from the exchange offer. Any Restricted Preferred Securities that are properly tendered and exchanged pursuant to the exchange offer will be retired and cancelled. The net proceeds from the sale of the Restricted Preferred Securities, of approximately $444 million after deducting the initial purchasers' commission and other offering expenses were used, together with short-term borrowings and available cash, to consummate the acquisitions of National Manufacturing Co. and Facom Tools.

RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our ratio of earnings to fixed charges on a historical basis for each of the last five years ended December 31, 2005 and for the three months ended April 1, 2006.

	Three Months Ended	Fiscal Year Ended:
	April 1, 2006	Dec 31, 2005	Jan. 1, 2005	Jan. 3, 2004	Dec. 28, 2002	Dec. 29, 2001
Ratio of Earnings to Fixed Charges(a)	3.5	7.7	7.7	3.9	7.5	6.0

(a)
The ratio of earnings to fixed charges is calculated on the basis of consolidated earnings from continuing operations. Earnings represent earnings before income taxes and fixed charges. Fixed charges represent interest incurred plus that portion of rental expense deemed to be interest. See Exhibit 12 to the registration statement of which this prospectus is a part for a detailed computation of the ratio of earnings to fixed charges.

THE EXCHANGE OFFER

Purpose of the Exchange Offer

        When the Trust sold the Restricted Preferred Securities on November 22, 2005, the Trust and the Company entered into a registration rights agreement with the initial purchasers of those Restricted Preferred Securities. Under the registration rights agreement, the Company and the Trust have agreed to file a registration statement regarding the exchange of the Restricted Preferred Securities for Preferred Securities of the same series that are registered under the Securities Act and to use their reasonable best efforts to cause the registration statement to become effective with the SEC and to conduct this exchange offer after the registration statement is declared effective.

        The exchange offer is not being made to holders of Restricted Preferred Securities in any jurisdiction in which the exchange would not comply with the securities or blue sky laws of such jurisdiction. A copy of the registration rights agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.

Terms of the Exchange Offer

        Subject to the terms and the satisfaction or waiver of the conditions detailed in this prospectus, we will accept for exchange Restricted Preferred Securities which are properly tendered on or prior to the expiration date and not withdrawn as permitted below. As used herein, the term "expiration date" means 5:00 p.m., New York City time, on             , 2006. We may, however, in our sole discretion, extend the period of time during which the exchange offer is open. The term "expiration date" means the latest time and date to which the exchange offer is extended.

        As of the date of this prospectus, $450.0 million aggregate liquidation amount of Restricted Preferred Securities are outstanding. This prospectus is first being sent, on or about the date hereof, to all holders of Restricted Preferred Securities known to us.

        We expressly reserve the right, at any time prior to the expiration of the exchange offer, to extend the period of time during which the exchange offer is open, and delay acceptance for exchange of any Restricted Preferred Securities, by giving oral or written notice of such extension to holders as described below. During any such extension, all Restricted Preferred Securities previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any Restricted Preferred Securities not accepted for exchange for any reason will be returned without expense to an account maintained with DTC as promptly as practicable after the expiration or termination of the exchange offer.

        Restricted Preferred Securities tendered in the exchange offer must be in denominations of liquidation amount of $1,000 and any integral multiple thereof.

        We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any Restricted Preferred Securities, upon the occurrence of any of the conditions of the exchange offer specified under "—Conditions to the Exchange Offer." We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the Restricted Preferred Securities as promptly as practicable. Such notice, in the case of any extension, will be issued by means of a press release or other public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

Procedures for Tendering Restricted Preferred Securities

        You may only tender your Restricted Preferred Securities by book-entry transfer of the Restricted Preferred Securities into the exchange agent's account at DTC. The tender to us of Restricted Preferred Securities by you, as set forth below, and our acceptance of the Restricted Preferred Securities will constitute a binding agreement between us and you, upon the terms and subject to the conditions set forth in this prospectus. Except as set forth below, to tender Restricted Preferred Securities for exchange pursuant to the exchange offer, you must transmit, on or prior to the expiration date, an agent's message to HSBC Bank USA, National Association, as exchange agent, at the address listed below under the heading "—Exchange Agent." In addition, the exchange agent must receive, on or prior to the expiration date, a timely confirmation of book-entry transfer (a "book-entry confirmation") of the Restricted Preferred Securities into the exchange agent's account at DTC.

        The term "agent's message" means a message, transmitted to DTC and received by the exchange agent and forming a part of a book-entry transfer.

        If you are a beneficial owner whose Restricted Preferred Securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in DTC's book-entry transfer facility system may make book-entry delivery of the Restricted Preferred Securities by causing DTC to transfer the Restricted Preferred Securities into the exchange agent's account.

        We or the exchange agent, in our sole discretion, will make a final and binding determination on all questions as to the validity, form, eligibility (including time of receipt) and acceptance of Restricted Preferred Securities tendered for exchange. We reserve the absolute right to reject any and all tenders not properly tendered and to not accept any tender if the acceptance might, in our judgment or our counsel's, be unlawful. Our or the exchange agent's interpretation of the term and conditions of the exchange offer as to any particular tender either before or after the expiration date will be final and binding on all parties. We are not, nor is the exchange agent or any other person, under any duty to notify you of any defect or irregularity with respect to your tender of Restricted Preferred Securities for exchange, and no one will be liable for failing to provide such notification.

        By tendering Restricted Preferred Securities, you represent to us that: (i) you are not our affiliate, (ii) you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the Exchange Preferred Securities to be issued in the exchange offer, (iii) you are acquiring the Exchange Preferred Securities in your ordinary course of business and (iv) if you are a broker-dealer, you will receive the Exchange Preferred Securities for your own account in exchange for Restricted Preferred Securities that were acquired by you as a result of your market-making or other trading activities and you will deliver a prospectus in connection with any resale of the Exchange Preferred Securities you receive. For further information regarding resales of the Exchange Preferred Securities by participating broker-dealers, see the discussion under the caption "Plan of Distribution.".

        If any holder or other person is an "affiliate" of ours, as defined under Rule 405 of the Securities Act, or is engaged in, or intends to engage in, or has an arrangement or understanding with any person to participate in, a distribution of the Exchange Preferred Securities, that holder or other person cannot rely on the applicable interpretations of the staff of the SEC, may not tender its Restricted Preferred Securities in the exchange offer and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        See "Plan of Distribution." Each broker-dealer that receives Exchange Preferred Securities for its own account in exchange for Restricted Preferred Securities, where the Restricted Preferred Securities were acquired by it as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the Exchange Preferred Securities. By so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        Furthermore, any broker-dealer that acquired any of its Restricted Preferred Securities directly from us:

  •
  may not rely on the applicable interpretation of the staff of the SEC's position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley &

    Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

  •
  must also be named as a selling bondholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

        By delivering an agent's message, a beneficial owner (whose Restricted Preferred Securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee) or holder will be deemed to have irrevocably appointed the exchange agent as its agent and attorney-in-fact (with full knowledge that the exchange agent is also acting as an agent for us in connection with the exchange offer) with respect to the Restricted Preferred Securities, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with in interest subject only to the right of withdrawal described in this prospectus), to receive for our account all benefits and otherwise exercise all rights of beneficial ownership of such Restricted Preferred Securities, in accordance with the terms and conditions of the exchange offer.

        Each beneficial owner or holder will also be deemed to have represented and warranted to us that it has authority to tender, exchange, sell, assign and transfer the Restricted Preferred Securities it tenders and that, when the same are accepted for exchange, we will acquire good, marketable and unencumbered title to such Restricted Preferred Securities, free and clear of all liens, restrictions, charges and encumbrances, and that the Restricted Preferred Securities tendered are not subject to any adverse claims or proxies. Each beneficial owner and holder, by tendering its Restricted Preferred Securities, also agrees that it will comply with its obligations under the registration rights agreement.

Acceptance of Restricted Preferred Securities for Exchange; Delivery of Exchange Preferred Securities

        Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the expiration date, all Restricted Preferred Securities properly tendered and will issue the Exchange Preferred Securities promptly after acceptance of the Restricted Preferred Securities. See "—Conditions to the Exchange Offer." For purposes of the exchange offer, we will be deemed to have accepted properly tendered Restricted Preferred Securities for exchange if and when we give oral (confirmed in writing) or written notice to the exchange agent.

        The holder of each Restricted Bond accepted for exchange will receive an Exchange Bond in the amount equal to the surrendered Restricted Bond. Holders of Exchange Preferred Securities on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the Restricted Preferred Securities. Holders of Exchange Preferred Securities will not receive any payment in respect of accrued interest on Restricted Preferred Securities otherwise payable on any interest payment date, the record date for which occurs on or after the consummation of the exchange offer.

        In all cases, issuance of Exchange Preferred Securities for Restricted Preferred Securities that are accepted for exchange will be made only after timely receipt by the exchange agent of an agent's message and a timely confirmation of book-entry transfer of the Restricted Preferred Securities into the exchange agent's account at DTC.

        If any tendered Restricted Preferred Securities are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Restricted Preferred Securities are submitted for a greater principal amount than the holder desires to exchange, such unaccepted or non exchanged Restricted Preferred Securities will be returned without expense to an account maintained with DTC promptly after the expiration or termination of the exchange offer.

Book-Entry Transfers

        The exchange agent will make a request to establish an account for the Restricted Preferred Securities at DTC for purposes of the exchange offer within two business days after the date of this prospectus. Any financial institution that is a participant in DTC's systems must make book-entry delivery of Restricted Preferred Securities by causing DTC to transfer those Restricted Preferred Securities into the exchange agent's account at DTC in accordance with DTC's procedure for transfer. This participant should transmit its acceptance to DTC on or prior to the expiration date. DTC will verify this acceptance, execute a book-entry transfer of the tendered Restricted Preferred Securities into the exchange agent's account at DTC and then send to the exchange agent confirmation of this book-entry transfer. The transmission of the Restricted Preferred Securities and agent's message to DTC and delivery by DTC to and receipt by the exchange agent of the related agent's message will be deemed to be a valid tender.

Withdrawal Rights

        For a withdrawal of a tender of Restricted Preferred Securities to be effective, the exchange agent must receive a valid withdrawal request through the Automated Tender Offer Program system from the tendering DTC participant before the expiration date. Any such request for withdrawal must include the VOI number of the tender to be withdrawn and the name of the ultimate beneficial owner of the related Restricted Preferred Securities in order that such Preferred Securities may be withdrawn. Properly withdrawn Restricted Preferred Securities may be re-tendered by following the procedures described under "—Procedures for Tendering Restricted Preferred Securities" above at any time on or before 5:00 p.m., New York City time, on the expiration date.

        We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal. Any Restricted Preferred Securities so withdrawn will be deemed not to have been validly tendered for exchange. No Exchange Preferred Securities will be issued unless the Restricted Preferred Securities so withdrawn are validly re-tendered.

Conditions to the Exchange Offer

        Notwithstanding any other provision of the exchange offer, we are not required to accept for exchange, or to issue Exchange Preferred Securities in exchange for, any Restricted Preferred Securities and may terminate or amend the exchange offer, if prior to the expiration date, the exchange offer violates any applicable law or applicable interpretation of the staff of the SEC.

        The foregoing condition is for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any condition or may be waived by us in whole or in part at any time in our reasonable discretion, except that we will not waive the condition with respect to an individual holder unless we waive such condition with respect to all holders. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any such right, and each such right will be deemed an ongoing right which may be asserted at any time and from time to time prior to the expiration of the exchange offer. The condition to the exchange offer must be satisfied or waived by us prior to the expiration of the exchange offer.

        In addition, we will not accept for exchange any Restricted Preferred Securities tendered, and no Exchange Preferred Securities will be issued in exchange for any such Restricted Preferred Securities, if at such time any stop order is threatened or in effect with respect to the Registration Statement, of which this prospectus constitutes a part, or the qualification of the indenture under the Trust Indenture Act.

Exchange Agent

        We have appointed HSBC Bank USA, National Association as the exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of other documents should be directed to the exchange agent addressed as follows:

HSBC Bank USA, National Association
 By Registered or Certified Mail, Overnight Delivery no later than
4:30 p.m. on the Expiration Date:

HSBC Bank USA, National Association
ATTN: Corporate Trust & Loan Agency
2 Hanson Place, 14th Floor
Brooklyn, NY 11217-1409
Attn: Paulette Shaw
For Information Call:
(718) 488-4475
 For Facsimile Transmission
(for Eligible Institutions only):
(718) 488-4488
 Confirm by Telephone:
(718) 488-4475

Fees and Expenses

        The principal solicitation is being made by mail by HSBC Bank USA, National Association, as exchange agent. We will pay the exchange agent customary fees for its services, reimburse the exchange agent for its reasonable out-of-pocket expenses incurred in connection with the provision of these services and pay other registration expenses, including registration and filing fees, fees and expenses of compliance with federal securities and state blue sky securities laws, printing expenses, messenger and delivery services and telephone, fees and disbursements to our counsel, application and filing fees and any fees and disbursement to our independent certified public accountants. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

        Additional solicitation may be made by telephone, facsimile or in person by our and our affiliates' officers and regular employees and by persons so engaged by the exchange agent.

Accounting Treatment

        We will record the Exchange Preferred Securities at the same carrying value as the Restricted Preferred Securities, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the Exchange Preferred Securities.

Transfer Taxes

        You will not be obligated to pay any transfer taxes in connection with the tender of Restricted Preferred Securities in the exchange offer unless you instruct us to register Exchange Preferred Securities in the name of, or request that Restricted Preferred Securities not accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer tax.

Consequences of Exchanging or Failing to Exchange Restricted Preferred Securities

        The information below concerning specific interpretations of and positions taken by the staff of the SEC is not intended to constitute legal advice, and prospective purchasers should consult their own legal advisors with respect to those matters.

        If you do not exchange your Restricted Preferred Securities for Exchange Preferred Securities in the exchange offer, your Restricted Preferred Securities will continue to be subject to the provisions of the indenture regarding transfer and exchange of the Restricted Preferred Securities and the restrictions on transfer of the Restricted Preferred Securities imposed by the Securities Act and state securities laws. These transfer restrictions are required because the Restricted Preferred Securities were issued under an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the Restricted Preferred Securities may not be offered or sold unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register the Restricted Preferred Securities under the Securities Act.

        Based on interpretations by the staff of the SEC, as detailed in a series of no-action letters issued to third parties, we believe that the Exchange Preferred Securities issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:

  •
  you are acquiring the Exchange Preferred Securities in the ordinary course of your business;

  •
  you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate, in a distribution of the Exchange Preferred Securities; and

  •
  you are not an affiliate of ours.

        If you are an affiliate of ours, are engaged in or intend to engage in or have any arrangement or understanding with any person to participate in the distribution of the Exchange Preferred Securities:

  •
  you cannot rely on the applicable interpretations of the staff of the SEC;

  •
  you will not be entitled to participate in the exchange offer; and

  •
  you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        We do not intend to seek our own interpretation regarding the exchange offer, and we cannot assure you that the staff of the SEC would make a similar determination with respect to the Exchange Preferred Securities as it has in other interpretations to third parties.

        Each holder of Restricted Preferred Securities who wishes to exchange such Restricted Preferred Securities for the related Exchange Preferred Securities in the exchange offer represents that:

  •
  it is not our affiliate;

  •
  it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Preferred Securities to be issued in the exchange offer;

  •
  it is acquiring the Exchange Preferred Securities in its ordinary course of business; and

  •
  if it is a broker-dealer, it will receive the Exchange Preferred Securities for its own account in exchange for Restricted Preferred Securities that were acquired by it as a result of its market-making or other trading activities and that it will deliver a prospectus in connection with any resale of the Exchange Preferred Securities it receives. For further information regarding resales of the Exchange Preferred Securities by participating broker-dealers, see the discussion under the caption "Plan of Distribution."

        As discussed above, in connection with resales of Exchange Preferred Securities, any participating broker-dealer must deliver a prospectus meeting the requirements of the Securities Act. The staff of the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to the Exchange Preferred Securities, other than a resale of an unsold allotment from the original sale of the Restricted Preferred Securities, with the prospectus contained in the exchange offer registration statement. Under the registration rights agreement, we have agreed, for a period of 180 days following the consummation of the exchange offer, to make available a prospectus meeting the requirements of the Securities Act to any participating broker-dealer for use in connection with any resale of any Exchange Preferred Securities acquired in the exchange offer.

THE TRUST

        The Stanley Works Capital Trust I (the "Trust") is a Delaware statutory trust that was formed on November 10, 2005. The Trust's business is defined in a declaration of trust, dated as of November 10, 2005, executed by the Company, as sponsor, and the trustees specified below. The declaration of trust was amended and restated in its entirety as of November 22, 2005. The declaration, as amended and restated, is referred to in this prospectus as the "trust agreement." The Company and the Trust will undertake to qualify the trust agreement under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

        The Trust exists for the exclusive purposes of:

  •
  issuing and selling its Preferred Securities and Trust Common Securities;

  •
  using the proceeds from the sale of the Preferred Securities and the Trust Common Securities to acquire the Junior Subordinated Debt Securities from the Company; and

  •
  engaging in only those other activities necessary or incidental to these purposes.

        The Trust will have no assets other than the Junior Subordinated Debt Securities. The Trust will have no revenue other than the payments under the Junior Subordinated Debt Securities. The Trust has a term of 55 years but may dissolve earlier as provided in the trust agreement.

        The Company owns all of the Trust Common Securities, which have a total liquidation amount of approximately $100,000.

        The Trust's business and affairs will be conducted by its trustees, as provided in the trust agreement. At the time of the issuance of the Preferred Securities, the trustees for the Trust will be initially HSBC Bank USA, National Association, as the property trustee and the Delaware trustee, and three of the Company's employees as administrative trustees. The Company, as the holder of the Trust Common Securities, or, if a Trust Agreement Event of Default has occurred and is continuing, the holders of not less than a majority in liquidation amount of the Preferred Securities, will be entitled to appoint, remove or replace the property trustee and the Delaware trustee. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the administrative trustees. The right to appoint and remove the administrative trustees will be vested exclusively in the holder of the Trust Common Securities.

        For so long as the Preferred Securities remain outstanding, the Company will:

  •
  maintain, directly or indirectly, 100% ownership of the Trust Common Securities;

  •
  use its reasonable efforts to cause the Trust to remain a statutory trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the trust agreement; and

  •
  use its reasonable efforts to cause the Trust to continue to be treated as a "grantor trust/fixed investment trust" and not an association or publicly traded partnership taxable as a corporation for United States federal income tax purposes.

        The Company will pay all of the Trust's fees and expenses, including those related to the exchange offer. In addition, the Company guarantees payments on the Preferred Securities as described below under "Description of the Guarantees."

        The rights of the holders of the Preferred Securities are set forth in the trust agreement and the Delaware Statutory Trust Act.

        No separate financial statements of the Trust have been included or incorporated by reference in this prospectus. The Company and the Trust do not consider that such financial statements would be material to holders of the Preferred Securities because the Trust is a special purpose entity, has no operating history or independent operations and is not engaged in and does not propose to engage in any activity other than its holding, as trust assets, the Junior Subordinated Debt Securities and the issuance of the Preferred Securities.

Expenses Agreement

        The Company have entered into an agreement with the Trust under which the Company agreed to pay all of the Trust's expenses and other obligations, other than the Trust's obligations to make payments on the Preferred Securities.

        The expenses agreement may not cover, and the holders of the Preferred Securities may be responsible for, any costs associated with the transfer of Preferred Securities or with any request or direction to the property trustee to exercise their rights and powers under the trust agreement.

        The location of the Trust's principal executive office is c/o The Stanley Works, 1000 Stanley Drive, New Britain, Connecticut 06053, and the telephone number is (860) 225-5111.

CAPITAL REPLACEMENT

        The Company intends that, to the extent that the Junior Subordinated Debt Securities provide the Company with equity credit at the time of repayment at maturity or earlier redemption, it will repay the principal amount of the Junior Subordinated Debt Securities at maturity or upon such redemption with net proceeds received by the Company from the sale or issuance, during the 180-day period prior to the date of maturity or redemption, as the case may be, by it or its subsidiaries to third-party purchasers, other than a subsidiary, of securities for which the Company will receive equity credit, at the time of sale or issuance, that is equal to or greater than the equity credit attributed to the Junior Subordinated Debt Securities at the time of such repayment or redemption.

DESCRIPTION OF THE PREFERRED SECURITIES

        This prospectus discloses the material terms and provisions of the Preferred Securities. The following summary is not meant to be a complete description of the Preferred Securities. The Trust will issue the Exchange Preferred Securities under the trust agreement, among the Trust, the Company, HSBC Bank USA, National Association, as Property Trustee and as Delaware Trustee, and the administrative trustees parties thereto. The terms of the Preferred Securities include those stated in the trust agreement and those made part of the trust agreement by reference to the Trust Indenture Act. You are urged to read the form of trust agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, because the trust agreement, and not the following description, will define your rights as a holder of Preferred Securities.

        The registered holder of a Preferred Security will be treated as the owner of it for all purposes. Only registered holders of Preferred Securities will have rights as Preferred Security holders under the trust agreement.

        Under the trust agreement, the Trust may issue up to 450,000 Preferred Securities. The trust agreement does not permit the Trust to issue any securities other than the Preferred Securities and the Trust Common Securities. All the Trust Common Securities, which have a total liquidation amount of approximately $100,000, are owned by the Company. The Preferred Securities and Trust Common Securities are together referred to as the "Trust Securities."

        Both the Preferred Securities and the Trust Common Securities will represent undivided beneficial interests in the assets of the Trust. If there is an event of default under the trust agreement, as described below, the rights of the holders of the Preferred Securities will be entitled to priority in right of payment over the holders of Trust Common Securities. The Company owns all of the Trust Common Securities.

Distributions

        The distribution rates and the relevant distribution dates for the Trust Securities will correspond to the payments and payment dates on the Junior Subordinated Debt Securities. The revenue of the Trust available for distribution to holders of the Preferred Securities will be limited to payments under the Junior Subordinated Debt Securities in which the Trust will invest the proceeds from the issuance and sale of the Trust Securities. If the Company fails to make interest payments on the Junior Subordinated Debt Securities held by the Trust, the property trustee will not have funds available to pay distributions on the Preferred Securities.

  Fixed Rate Period and Floating Rate Period

        During the Fixed Rate Period for the Junior Subordinated Debt Securities, from the date of issuance to December 1, 2010, distributions will accrue on the Preferred Securities at the Fixed Rate. During the Floating Rate Period for the Junior Subordinated Debt Securities, from December 1, 2010 to December 1, 2045, distributions will accrue on the Junior Subordinated Debt Securities at the prevailing Floating Rate. See "Description of the Junior Subordinated Debt Securities—Interest Rates and Interest Payment Dates."

        Except as otherwise described below, distributions will be payable semi-annually during the Fixed Rate Period and payable quarterly during the Floating Rate Period, in each case in arrears, when, as and if available for payment. To the extent permitted by applicable law, distributions not paid when due will themselves accumulate additional distributions, compounded semi-annually, during the Fixed Rate Period, or quarterly, during the Floating Rate Period, at the then applicable distribution rate on the Preferred Securities, corresponding to the Compounded Interest accruing on the Junior Subordinated Debt Securities. See "Description of the Junior Subordinated Debt Securities—Interest Rates and

Interest Payment Dates." References to distributions on the Preferred Securities include any such additional distributions.

        Distributions on the Preferred Securities will be payable to holders as they appear on the books and records of the Trust on the relevant record date, payable on the dates corresponding to the dates for interest payments under the Junior Subordinated Debt Securities. As long as the Preferred Securities remain in book-entry only form, the record date will be one business day before the relevant payment date. If the Preferred Securities are not held in book-entry form, the record dates will be selected by the administrative trustees of the Trust, but in any event will be at least one business day but not more than 60 business days before the relevant payment date.

Deferral of Distributions

  Optional Deferral and Mandatory Deferral

        The Company will have the right under the Indenture governing the Junior Subordinated Debt Securities (the "Indenture") to elect to defer interest payments on the Junior Subordinated Debt Securities, as described under the heading "Description of the Junior Subordinated Debt Securities—Optional and Mandatory Deferral of Interest—Optional Deferral of Interest." In addition, the Indenture will prohibit the Company from making interest payments on the Junior Subordinated Debt Securities under specified circumstances, as described under the heading "Description of the Junior Subordinated Debt Securities—Optional and Mandatory Deferral of Interest—Mandatory Deferral of Interest."

  Consequences of Deferral of Interest

        As a consequence of any Optional Deferral or Mandatory Deferral, distributions on the Preferred Securities will be deferred by the Trust during the interest deferral period. Distributions to which the holders of the Preferred Securities are entitled will accumulate additional distributions to the extent of the Compounded Interest accruing on the Junior Subordinated Debt Securities.

        The Indenture prohibits the Company from paying deferred interest, whether as a result of an Optional Deferral or a Mandatory Deferral, other than from the proceeds of sales of its common stock. See "Description of the Junior Subordinated Debt Securities—Settlement of Deferred Interest with Proceeds of Common Equity Sales."

  Notice of Deferrals

        The Company must give the Trust, as the holder of the Junior Subordinated Debt Securities, and the Indenture Trustee under the Indenture written notice of any Optional Deferral or Mandatory Deferral, and any such notice will be forwarded promptly by the Trust to the holders of the Preferred Securities.

Receipt by the Trust of Additional Amounts

        The Indenture provides that if a Tax Event has occurred and is continuing while the Junior Subordinated Debt Securities are held by the Trust, and as a result thereof the Trust or the property trustee is required to pay any taxes or other charges imposed by any taxing authority, the Company will be required to pay Additional Amounts on the Junior Subordinated Debt Securities so that the net amounts received and retained by the Trust, after payment of such taxes and other charges, will equal the amounts the Trust would have received and retained had such taxes or charges not been imposed. See "Description of the Junior Subordinated Debt Securities—Payment of Additional Amounts." For purposes of this section, the term "Tax Event" will have the meaning given to it in "Description of the Junior Subordinated Debt Securities—Option to Redeem the Junior Subordinated Debt Securities Prior to Maturity," except for the provisions regarding receipt of opinion of counsel.

Payment of Registration Default Damages

        If a Registration Default has occurred and is continuing at any time while the property trustee holds any Junior Subordinated Debt Securities, and the Company is required under the terms of the registration rights agreement and the Indenture to pay Registration Default Damages on the Junior Subordinated Debt Securities, the Trust will be required to pay corresponding Registration Default Damages on the Registrable Securities. See "Registration Rights Agreement; Registration Default Damages."

Redemption

        The Preferred Securities have no stated maturity but must be repaid upon the repayment of the Junior Subordinated Debt Securities at their stated maturity or upon the earlier redemption of the Junior Subordinated Debt Securities by the Company. The Junior Subordinated Debt Securities mature on December 1, 2045. See "Description of the Junior Subordinated Debt Securities—Option to Redeem the Junior Subordinated Debt Securities Prior to Maturity" for a discussion of the Company's right to redeem the Junior Subordinated Debt Securities prior to their maturity, including the definitions of the specific terms relating to redemptions.

        When the Company repays or redeems the Junior Subordinated Debt Securities, the Trust will simultaneously use the proceeds therefrom to redeem a Like Amount of Preferred Securities and, if there is no default under the Indenture, Trust Common Securities, on at least 30, but not more than 60, days' notice.

        The term "Like Amount" means:

  •
  with respect to a redemption of the Trust Securities, Trust Securities having a liquidation amount equal to the principal amount of the Junior Subordinated Debt Securities that are to be contemporaneously paid in accordance with their terms; and

  •
  with respect to a distribution of Junior Subordinated Debt Securities upon the dissolution and liquidation of the Trust, Junior Subordinated Debt Securities having a principal amount equal to the liquidation amount of the Trust Securities of the holders to whom such Junior Subordinated Debt Securities are being distributed.

        The Company will have the option to redeem the Junior Subordinated Debt Securities:

  •
  in whole or in part at any time or in part from time to time on or after December 1, 2010;

  •
  in whole, but not in part, at any time prior to December 1, 2010; and

  •
  in whole, but not in part, at any time within 90 days of the occurrence of a Special Event.

        However, if an event of default under the trust agreement then exists, the Trust will redeem the Preferred Securities before any Trust Common Securities. See "Description of the Junior Subordinated Debt Securities—Events of Default—Acceleration Events of Default and Covenant Events of Default" for a description of the events of default under the Indenture. The Preferred Securities and, unless there is a default under the Indenture, the Trust Common Securities will be redeemed:

  •
  upon repayment of the Junior Subordinated Debt Securities at their stated maturity, at a redemption price equal to the liquidation amount of $1,000 per Preferred Security, plus accrued and unpaid distributions to the redemption date;

  •
  upon the Company's optional redemption of the Junior Subordinated Debt Securities, prior to December 1, 2010 at a redemption price equal to the Make-Whole Optional Redemption Price with respect to the Junior Subordinated Debt Securities, as described under "Description of the Junior Subordinated Debt Securities—Option to Redeem the Junior Subordinated Debt Securities Prior to Maturity;"

  •
  upon the Company's optional redemption of the Junior Subordinated Debt Securities on or after December 1, 2010, at a redemption price equal to the Optional Redemption Price with respect to the Junior Subordinated Debt Securities, as described under "Description of the Junior Subordinated Debt Securities—Option to Redeem the Junior Subordinated Debt Securities Prior to Maturity;" and

  •
  upon the Company's optional redemption of the Junior Subordinated Debt Securities as a result of a Special Event, at a redemption price equal to the Special Event Redemption Price with respect to the Junior Subordinated Debt Securities, as described under "Description of the Junior Subordinated Debt Securities—Option to Redeem the Junior Subordinated Debt Securities Prior to Maturity."

        The Trust may not redeem less than all of the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all distribution periods terminating on or before the date of redemption. If less than all of the Preferred Securities and Trust Common Securities are to be redeemed, then the aggregate liquidation amount of Preferred Securities and Trust Common Securities to be redeemed will be allocated pro rata based on the liquidation amount of the Preferred Securities and the Trust Common Securities, subject to the limitations on payments on and redemptions of the Trust Common Securities if there is a default under the Indenture as described under "—Subordination of the Trust Common Securities." The particular Preferred Securities to be redeemed will be selected by the property trustee by a method determined by it to be fair and appropriate.

Redemption Procedures

        Trust Securities will be redeemed at the applicable redemption price with the proceeds from the contemporaneous repayment or redemption of the Junior Subordinated Debt Securities. Any redemption of Trust Securities will be made and the applicable redemption price will be payable on the redemption date only to the extent that the Trust has funds legally available for the payment of the applicable redemption price.

        If the Trust gives a notice of redemption in respect of the Preferred Securities, then, by 2:00 p.m., New York City time, on the redemption date, to the extent funds are legally available to the Trust, with respect to the Preferred Securities held by DTC, or its nominees, the property trustee will deposit with DTC funds sufficient to pay the applicable redemption price. See "Book-Entry System." With respect to the Preferred Securities that are held in certificated form, the property trustee, to the extent funds are legally available to the Trust, will deposit with the paying agent for those Preferred Securities funds sufficient to pay the applicable redemption price and will give that paying agent irrevocable instructions to pay the applicable redemption price to the holders of those Preferred Securities upon surrender of their certificates evidencing those Preferred Securities. See "—Payment and Paying Agency." Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any Preferred Securities called for redemption shall be payable to the holders of those Preferred Securities on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds are deposited as required, then upon the date of that deposit, all rights of the holders of the Preferred Securities called for redemption will cease, except the right of those holders to receive the applicable redemption price, and those Preferred Securities will cease to be outstanding.

        If any redemption date for the Preferred Securities is not a business day, then the redemption price will be paid on the next succeeding day that is a business day. If payment of the redemption price is improperly withheld and not paid either by the Trust or by the Company pursuant to the guarantee:

  •
  distributions on the Preferred Securities will continue to accumulate at the then applicable rate, from the redemption date originally established by the Trust to the date the redemption price is actually paid; and

  •
  the actual payment date will be the redemption date for purposes of calculating the applicable redemption price.

        The Company or its affiliates may, subject to applicable law, from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

        If less than all of the outstanding Preferred Securities are to be redeemed on a redemption date, then the property trustee will select on a pro rata basis the particular outstanding Preferred Securities to be redeemed not more than 60 days prior to the redemption date, by such method as the property trustee shall deem fair and appropriate. The property trustee will promptly notify the Trust registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Security selected for partial redemption, the liquidation amount to be redeemed. For all purposes of the trust agreement, unless the context otherwise requires, all provisions relating to the redemption of the Preferred Securities will relate, in the case of any Preferred Security redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of Preferred Securities which has been or is to be redeemed.

        Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Trust Securities that are to be redeemed at its registered address. Unless the Company defaults in payment of the applicable redemption price on, or in the repayment of, the Junior Subordinated Debt Securities, on and after the redemption date distributions will cease to accrue on the Trust Securities called for redemption.

Liquidation of the Trust and Distribution of the Junior Subordinated Debt Securities

        Pursuant to the trust agreement, the Trust will automatically dissolve upon the first to occur of:

  •
  the Company's bankruptcy, dissolution or liquidation;

  •
  the distribution of a Like Amount of the Junior Subordinated Debt Securities to the holders of the Trust Securities, if the Company has directed the property trustee in writing to dissolve the Trust;

  •
  the expiration of the term of the Trust;

  •
  redemption of all of the Preferred Securities as described under "—Redemption"; and

  •
  the entry of an order for dissolution of the Trust by a court of competent jurisdiction.

        The Company will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust, cause the Junior Subordinated Debt Securities held by the Trust to be distributed to the holders of the Trust Securities in liquidation of the Trust. If a dissolution occurs as described in the first or last bullet points in the preceding paragraph, the Trust will be liquidated by the administrative trustees. In all other cases, after satisfaction of liabilities to the Trust's creditors, the property trustee will distribute to the holders of Trust Securities a Like Amount of the Junior Subordinated Debt Securities held by the Trust, unless that distribution is determined by the administrative trustees not to be practicable. In that case, the holders will be entitled to receive pro rata out of the assets of the Trust legally available for distribution to holders an amount equal to the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment, subject to the subordination provisions of the Junior Subordinated Debt Securities. See "Description of the Junior Subordinated Debt Securities—Subordination of the Junior Subordinated Debt Securities and Limitations on Claim with Respect to Certain Deferred Interest Obligations." If this liquidation distribution can be paid only in part because the Trust has insufficient assets on hand legally available to pay in full the aggregate liquidation distribution, then the amount payable directly by the Trust on the Trust Securities will be paid on a pro rata basis, except that if an event of default under the trust agreement has occurred and is continuing, the Preferred Securities will have a priority over the Trust Common Securities. See "—Subordination of the Trust Common Securities."

        If the Company elects not to redeem the Junior Subordinated Debt Securities before maturity in accordance with their terms and either elects not to or is unable to dissolve and liquidate the Trust and distribute the Junior Subordinated Debt Securities to holders of the Trust Securities, the Trust Securities will remain outstanding until the repayment of the Junior Subordinated Debt Securities on the stated maturity date.

        After the liquidation date of the Trust and the distribution of Junior Subordinated Debt Securities to holders of the Trust Securities:

  •
  the Trust Securities will no longer be deemed to be outstanding;

  •
  any holders who provide certificates representing Trust Securities will receive certificates representing a Like Amount of Junior Subordinated Debt Securities;

  •
  any certificates for Trust Securities not surrendered for exchange will be deemed to represent a Like Amount of Junior Subordinated Debt Securities; and

  •
  all rights of holders of Trust Securities will cease except the right to receive a Like Amount of Junior Subordinated Debt Securities.

        There can be no assurance as to the market prices for the Junior Subordinated Debt Securities if the Trust were to be dissolved or liquidated. Accordingly, the Junior Subordinated Debt Securities may trade at a discount to the price that you paid to purchase the Preferred Securities.

Prohibited Actions of the Trust

        The Trust invested the proceeds from the sale of the Restricted Preferred Securities, together with the consideration paid by the Company for the Trust Common Securities, to purchase the Junior Subordinated Debt Securities from the Company. Legal title in the Junior Subordinated Debt Securities is being held by the property trustee in trust for the benefit of holders of the Trust Securities.

        In accordance with the trust agreement, the Trust may not:

  •
  acquire any investments or engage in any activities not authorized by the trust agreement;

  •
  take any action that would cause the Trust to fail or cease to qualify as a grantor trust/fixed investment trust for United States federal income tax purposes;

  •
  issue any securities other than the Trust Securities;

  •
  incur indebtedness for borrowed money;

  •
  take or consent to any action that would result in a lien on any of the Trust property; or

  •
  sell, assign, transfer, exchange or otherwise dispose of Trust property or interests except as provided in the trust agreement.

        The Company will guarantee distributions on the Preferred Securities to the extent described under the heading "Description of the Guarantee." The guarantee will not guarantee payment of distributions or amounts payable on redemption of the Preferred Securities or liquidation of the Trust when the Trust does not have funds on hand legally available for those payments. In that event, a remedy of a holder of Preferred Securities is to direct the property trustee to enforce its rights under the Junior Subordinated Debt Securities held by the Trust. If the property trustee fails to enforce its rights with respect to the Junior Subordinated Debt Securities held by the Trust, any record holder of the Preferred Securities may, to the fullest extent permitted by law, institute legal proceedings directly against the Company to enforce the property trustee's rights under those Junior Subordinated Debt Securities without first instituting any legal proceedings against the property trustee or any other person or entity. In addition, a holder of Preferred Securities may institute a legal proceeding directly against the Company for enforcement of payment to that holder of principal of or interest on the Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of that holder on or after the maturity or redemption date for the Junior Subordinated Debt Securities.

        Holders of Preferred Securities have no preemptive or similar rights.

Subordination of the Trust Common Securities

        Payment of distributions on, and the redemption price of, the Trust Securities will be made pro rata based on the liquidation amount of the Trust Securities. However, if on any distribution date or redemption date an event of default under the trust agreement has occurred and is continuing, no payment of any distribution on, or applicable redemption price of, any of the Trust Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of the Trust Common Securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the outstanding Preferred Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the applicable redemption price the full amount of such redemption price, shall have been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the Preferred Securities then due and payable. See "Description of the Junior Subordinated Debt Securities—Subordination of the Junior Subordinated Debt Securities and Limitations on Claim with Respect to Certain Deferred Interest Obligations."

        In the case of any Event of Default under the Indenture, the Company, as holder of the Trust Common Securities, will be deemed to have waived any right to act with respect to that Event of Default until its effect on the Preferred Securities is cured, waived or otherwise eliminated. Until that Event of Default is so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the Preferred Securities and not on behalf of the Company, as the holder of the Trust Common Securities, and only the holders of the Preferred Securities will have the right to direct the property trustee to act on their behalf.

Trust Agreement Events of Default; Notice

        The trust agreement provides for Trust Agreement Acceleration Events of Default and Trust Agreement Covenant Events of Default (together, "Trust Agreement Events of Default"). Any one or more of the following constitute a "Trust Agreement Acceleration Event of Default":

  •
  an Acceleration Event of Default under the Indenture;

  •
  default in the payment of any distribution when due and payable if continuing for 30 days, provided, however, that distributions deferred due to Mandatory Deferral or Optional Deferral of any interest payment on the Junior Subordinated Debt Securities in accordance with the terms of the Indenture will not be a default or a Trust Agreement Event of Default;

  •
  default in the payment of any redemption payment when due and payable; or

  •
  a bankruptcy event with respect to the Trust.

  •
  See "Description of the Junior Subordinated Debt Securities—Events of Default—Acceleration Events of Default and Covenant Events of Default."

        Within 30 days after the occurrence of any Trust Agreement Event of Default actually known to the property trustee, the property trustee will transmit notice of that default to the holders of the Trust Securities, unless the default is cured or waived. The Company, as depositor of the Trust, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the trust agreement. The Company is required to deliver to the Trustee under the Indenture and the property trustee of the Trust, within 120 days after the end of each fiscal year, a statement regarding compliance with the Indenture during such fiscal year. Immediately after becoming aware of any Event of Default under the Indenture, the Company is required to deliver to the Trustee under the Indenture and the property trustee of the Trust a statement specifying such default.

        Upon the occurrence of a Trust Agreement Acceleration Event of Default, the Indenture Trustee, the property trustee, as the holder of the Junior Subordinated Debt Securities, or the holders of not less than 10% in aggregate outstanding principal amount of the Junior Subordinated Debt Securities will have the right under the Indenture to declare the principal of and interest on the Junior Subordinated Debt Securities to be immediately due and payable.

        Within 30 days after the occurrence of any Covenant Event of Default under the Indenture actually known to the property trustee, the property trustee will transmit notice of that default to the holders of the Trust Securities, unless the default is cured or waived.

        In the event of a Covenant Event of Default under the Indenture, the holders of 10% or more in aggregate liquidation amount of the Preferred Securities can direct the property trustee to institute a suit for damages.

        The trust agreement provides that any default in the performance, or breach, of any covenant or warranty of the trustees under the trust agreement and continuation of such default or breach for a period of 60 days after notice of the default is given to the property trustee by the holders of at least 10% in aggregate liquidation amount of the outstanding Preferred Securities will constitute a Trust Agreement Covenant Event of Default. There will be no right of acceleration of either the Preferred Securities or the Junior Subordinated Debt Securities in the event of a Trust Agreement Covenant Event of Default. Upon the occurrence of a Trust Agreement Covenant Event of Default, the holders of 10% or more in aggregate liquidation amount of the Preferred Securities may sue the Trust or its trustees for the underlying default or breach and pursue any applicable remedy.

        If a Trust Agreement Event of Default occurs and is continuing, then the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the exercise of any trust or power conferred upon the property trustee under the trust agreement, including the right to direct the property trustee to exercise the remedies available to it as holder of the Junior Subordinated Debt Securities. If the property trustee fails to enforce its rights with respect to the Junior Subordinated Debt Securities held by the Trust, any record holder of the Preferred Securities may, to the fullest extent permitted by law, institute legal proceedings directly against the Company to enforce the property trustee's rights under those Junior Subordinated Debt Securities without first instituting any legal proceedings against the property trustee or any other person or entity. In addition, if a Trust Agreement Event of Default has occurred and is continuing and that event is attributable to the Company's failure to pay interest, principal or other required payments on the Junior Subordinated Debt Securities issued to the Trust on the date that interest, principal or other payment is otherwise payable, then a record holder of the Preferred Securities may, on or after the respective due dates specified in the Junior Subordinated Debt Securities, institute a proceeding directly against the Company for enforcement of payment on those Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities held by that holder. In connection with such an action, the Company will be subrogated to the rights of that record holder of Preferred Securities to the extent of any payment made by it to that record holder of Preferred Securities.

        If a Trust Agreement Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Trust Common Securities as described above under "—Liquidation of the Trust and Distribution of the Junior Subordinated Debt Securities" and "—Subordination of the Trust Common Securities."

        The trust agreement provides that each holder of a Preferred Security, by the holder's acceptance of the Preferred Security will agree that, in the event of any payment or distribution of assets to creditors of the Company upon any liquidation, dissolution, winding up, reorganization, or in connection with any insolvency, receivership or proceeding under any bankruptcy law with respect to the Company, the holder will not have a claim for unpaid distributions (and amounts compounded and added to such unpaid distributions) to the extent the unpaid amounts correspond to Foregone Deferred Interest under the Indenture. See "Description of the Junior Subordinated Debt Securities—Subordination of the Junior Subordinated Debt Securities and Limitations on Claim with Respect to Certain Deferred Interest Obligations."

Removal of the Trust's Trustees

        Unless a Trust Agreement Event of Default occurs and is continuing, the Company, as the holder of the Trust Common Securities, may at any time remove any trustee of the Trust. If a Trust Agreement Event of Default has occurred and is continuing, the property trustee and the Delaware trustee may be removed at that time by the holders of a majority in liquidation amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in the holder of the Trust Common Securities. No resignation or removal of a trustee of the Trust and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the trust agreement.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

        The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease substantially all of its properties and assets to any corporation or other person, except as described below or as otherwise described under "—Liquidation of the Trust and Distribution of the Junior Subordinated Debt Securities." The Trust may, at the request of the Company and with the consent of the administrative trustees but without the consent of the holders of the Preferred Securities, the Delaware trustee or the property trustee, merge with or into, consolidate, amalgamate, or be replaced by a trust organized as such under the laws of any State; provided that:

  •
  such successor entity either:

  •
  expressly assumes all of the obligations of the Trust with respect to the Trust Securities; or

  •
  substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (referred to in this prospectus as the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

  •
  the Company expressly appoints a trustee of that successor entity possessing the same powers and duties as the property trustee as the holder of the Junior Subordinated Debt Securities;

  •
  if the Preferred Securities (including any Successor Securities) are rated by any nationally recognized statistical rating organization prior to such transaction, such merger, consolidation, amalgamation or replacement does not cause those Preferred Securities (including any Successor Securities) to be downgraded by any such nationally recognized statistical rating organization;

  •
  such merger, conversion, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect;

  •
  the successor entity has a purpose substantially identical to the purpose of the Trust;

  •
  prior to such merger, consolidation, amalgamation or replacement, the Company and the property trustee have

  •
  such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect;

  •
  following such merger, consolidation, amalgamation or replacement, neither the Trust nor the successor entity will be required to register as an investment company under the Investment Company Act of 1940; and

  •
  the Company guarantees the obligations of that successor entity under the Successor Securities at least to the extent provided by the guarantee.

        Notwithstanding the foregoing, the Trust will not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if that consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity not to be classified as a grantor trust/fixed investment trust for United States federal income tax purposes.

Voting Rights

        Except as provided above under "—Removal of the Trust's Trustees" and "—Mergers, Consolidations, Amalgamations or Replacements of the Trust" and below under "—Amendment of the Trust Agreement" and "Description of the Guarantee—Amendments and Assignment," and as otherwise required by law and the trust agreement, the holders of the Preferred Securities will have no voting rights.

Amendment of the Trust Agreement

        The trust agreement may be amended from time to time by the Company and the trustees of the Trust, without the consent of the holders of the Trust Securities:

  •
  to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which shall not be inconsistent with the other provisions of the trust agreement; or

  •
  to modify, eliminate or add to any provisions of the trust agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust/fixed investment trust at all times that any Trust Securities are outstanding;

provided, however, that in each such case the interests of the holders of the Trust Securities shall not be adversely affected in any material respect. Any amendments of the trust agreement pursuant to the two bullets above shall become effective once notice is given to the holders of the Trust Securities.

        The trustees of the Trust may amend the trust agreement:

  •
  with the consent of holders representing not less than a majority (based upon liquidation amount) of the outstanding Trust Securities; and

  •
  upon receipt by the Trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the Trustees in accordance with the amendment will not affect the Trust's status as a grantor trust/fixed investment trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act.

        However, without the consent of each holder of Trust Securities, the trust agreement may not be amended to:

  •
  change the amount or timing of any distribution on the Trust Securities or otherwise adversely affect the amount of any distribution required to be made in respect of the Trust Securities as of a specified date;

  •
  waive or eliminate or permit the property trustee to waive or eliminate the covenant requiring the Company to use its "commercially reasonable" efforts to sell shares of its common stock to repay deferred interest, unless simultaneously with such waiver or amendment the covenant relating to the prohibition on repayment of deferred interest with funds other than proceeds from sale of common stock is also waived or eliminated;

  •
  restrict the right of a holder of the Trust Securities to institute suit for the enforcement of any such payment on or after such date; or

  •
  change the level of consent required from the holders of the Trust Securities as described above.

        The trustees of the Trust may not enter into or consent to any amendment to the trust agreement which would cause the Trust to fail or cease to qualify for the exemption from status of an "investment company" under the Investment Company Act or cause the Trust to cease to be classified as a grantor trust/fixed investment trust for United States federal income tax purposes.

        So long as any Junior Subordinated Debt Securities are held by the Trust, the trustees of the Trust will not:

  •
  direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or execute any trust or power conferred on the Indenture Trustee with respect to the Junior Subordinated Debt Securities;

  •
  waive any past defaults under the Indenture;

  •
  exercise any right to rescind or annul a declaration of acceleration that the principal of the Junior Subordinated Debt Securities is due and payable; or

  •
  consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debt Securities, where that consent shall be required, or to any other action, as the holder of the Junior Subordinated Debt Securities, without, in each case, obtaining the prior approval of the holders of a majority in liquidation amount of all outstanding Preferred Securities. However, where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debt Securities affected thereby, no such consent shall be given by the trustees of the Trust without the prior consent of each holder of the Preferred Securities. The trustees of the Trust will not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except pursuant to a subsequent vote of those holders. The property trustee will notify each holder of the Preferred Securities of any notice of default that it receives with respect to the Junior Subordinated Debt Securities held by the Trust. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the trustees of the Trust must obtain an opinion of counsel experienced in such matters to the effect that the Trust will not fail to be classified as a grantor trust/fixed investment trust for United States federal income tax purposes on account of such action.

        Any required approval of holders of Preferred Securities may be given at a meeting of those holders convened for that purpose or pursuant to written consent (without prior notice). The administrative trustees will cause a notice of any meeting at which holders of the Preferred Securities are entitled to vote to be given to each holder of record of Preferred Securities in the manner set forth in the trust agreement.

        No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel the Preferred Securities in accordance with the trust agreement.

Form of Preferred Securities

        The Preferred Securities will be issued in registered, book-entry only form. This means that the Trust will not issue actual certificates to you. Instead, the Preferred Securities will be in the form of one or more global certificates issued to DTC and registered in the name of DTC or a nominee of DTC. In order to own a beneficial interest in a global Preferred Security, you must be an institution that has an account with DTC or have a direct or individual account with such an institution.

        The Trust will be obligated to exchange global Preferred Securities in whole for certificated securities only if:

  •
  DTC notifies the Company or the Trust that it is unwilling or unable to continue as depository or it otherwise ceases to be a qualified clearing agency and the Company does not appoint a successor depository; or

  •
  the Company or the Trust, at its option, elects to cause the issuance of certificated Preferred Securities.

        Accordingly, you must rely on the procedures of DTC and its participants to exercise any rights under the Preferred Securities. So long as DTC or its nominee is the registered owner of a global Preferred Security certificate, DTC or its nominee will be considered the sole holder of the Preferred Securities represented by that global certificate for all purposes under the trust agreement and the Preferred Securities, including the payment of distributions and the delivery of notices. No beneficial owner of an interest in a global Preferred Securities certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for in the trust agreement. See "Book-Entry System" for a description of DTC and its procedures.

Payment and Paying Agency

        Payments in respect of Preferred Securities held in global form will be made to the depository, which will credit the relevant participant accounts at the depository on the applicable distribution dates. In respect of Preferred Securities that are not held by the depository, those payments shall be made by check mailed to the address of the holder entitled thereto as that address shall appear on the register. The paying agent for the Trust will initially be the property trustee or an affiliate of the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and to the Company. The paying agent will be permitted to resign as paying agent upon 30 days written notice to the administrative trustees and to the Company. If the property trustee or an affiliate of the property trustee is no longer the paying agent for the Trust, the administrative trustees will appoint a successor (which will be a bank or trust company acceptable to the Company) to act as paying agent.

Registrar and Transfer Agent

        The property trustee will initially act as registrar and transfer agent for the Preferred Securities.

        Registration of transfers of the Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of the Preferred Securities after they have been called for redemption.

Information Concerning the Property Trustee

        The property trustee, other than during the occurrence and continuance of a Trust Agreement Event of Default, will perform only such duties as are specifically set forth in the trust agreement and, during the existence of a Trust Agreement Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. The property trustee is under no obligation to exercise any of the powers vested in it by the trust agreement at the request of any holder of Trust Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the trust agreement or is unsure of the application of any provision of the trust agreement, and the matter is not one on which holders of the Preferred Securities are entitled under the trust agreement to vote, then the property trustee shall take such action as is directed by the Company and, if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

        HSBC Bank USA, National Association ("HSBC") will serve as the property trustee and the Delaware trustee under the trust agreement and the guarantee trustee under the guarantee. See "Description of the Guarantee." HSBC will also serve as Indenture Trustee under the Indenture for the Junior Subordinated Debt Securities. An affiliate of HSBC was an initial purchaser of Restricted Preferred Securities. Under the Trust Indenture Act, due to this affiliation, if an event of default were to occur under the trust agreement, guarantee or Indenture, HSBC would be required to resign as trustee thereunder within 90 days of the default, unless the default were cured, duly waived, or otherwise eliminated.

Authority of the Administrative Trustees; Governing Law

        The administrative trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or treated as other than a grantor trust/fixed investment trust for United States federal income tax purposes and so that the Junior Subordinated Debt Securities will be treated as the Company's indebtedness for United States federal income tax purposes. In this connection, the Company and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the trust agreement, that the Company and the administrative trustees determine in their discretion is necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Trust Securities.

        The trust agreement is and the Exchange Preferred Securities will be governed by and construed in accordance with the internal laws of the State of Delaware.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES

        The Exchange Junior Subordinated Debt Securities will be issued under the indenture dated as of November 22, 2005 (as amended by the first supplemental indenture thereto, the "Indenture") between the Company and HSBC Bank USA, National Association, as trustee (the "Indenture Trustee"). The terms of the Junior Subordinated Debt Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. As used in this section, the term "Company" refers solely to the Company, and does not include the Company's subsidiaries or affiliates.

        The following description is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. You are urged to read the form of Indenture in its entirety because it, and not this description, defines the rights of the holders of the Junior Subordinated Debt Securities.

        The registered holder of a Junior Subordinated Debt Security will be treated as the owner of it for all purposes. Except as expressly described in this summary, only registered holders will have rights under the Indenture.

Brief Description of the Junior Subordinated Debt Securities

        The Junior Subordinated Debt Securities:

  •
  are general unsecured junior subordinated obligations of the Company;

  •
  will bear interest from the issue date to December 1, 2010 at the annual rate of 5.902% of their principal amount, payable semi-annually in arrears on June 1 and December 1 of each year, beginning June 1, 2006, and thereafter will bear interest at an annual rate reset quarterly of 1.40% plus the highest of the 3-Month LIBOR Rate, the 10-Year Treasury CMT and the 30-Year Treasury CMT for the related Quarterly Interest Accrual Period, subject to a limit of 13.25%, payable quarterly on each March 1, June 1, September 1 and December 1, beginning March 1, 2011;

  •
  provide that payments of interest are subject to the Optional Deferral and Mandatory Deferral provisions described below under "Optional and Mandatory Deferral of Interest," the consequences of which include possible deferral of interest for up to ten consecutive years without an Event of Default occurring;

  •
  mature on December 1, 2045;

  •
  are redeemable by the Company at any time, as described under "Option to Redeem the Junior Subordinated Debt Securities Prior to Maturity;"

  •
  are subordinated in right of payment, to the extent set forth in the Indenture, to all existing and future Senior Indebtedness of the Company (which term includes most types of junior subordinated debt securities) as summarized below under "—Subordination of the Junior Subordinated Debt Securities and Limitations on Claim with Respect to Certain Deferred Interest Obligations;"

  •
  are "structurally subordinated" to all existing and future liabilities, including trade payables, of the Company's subsidiaries; in the event of insolvency, bankruptcy or similar proceeding of any subsidiary, holders of the Junior Subordinated Debt Securities will be creditors only of the Company and not of its subsidiaries;

  •
  will be pari passu with any future Pari Debt Securities issued by the Company, as that term is described below under "—Subordination of the Junior Subordinated Debt Securities and Limitations on Claim with Respect to Certain Deferred Interest Obligations"; and

  •
  are subject to a provision pursuant to which the holders of the Junior Subordinated Debt Securities, in the event of the occurrence of certain bankruptcy-related events with respect to the Company, will not have a claim for payment of unpaid interest deferred under the Mandatory

    Deferral of interest provisions of the Indenture in excess of a specified limit, as described below under the heading "—Subordination of the Junior Subordinated Debt Securities and Limitations on Claim with Respect to Certain Deferred Interest Obligations."

        As of April 1, 2006, the Company had Senior Indebtedness outstanding of approximately $713 million.

Interest Rates and Interest Payment Dates

        Fixed Rate Period.    From November 22, 2005 to December 1, 2010 (the "Fixed Rate Period"), the Junior Subordinated Debt Securities will bear interest accruing at the annual rate of 5.902% of their principal amount (the "Fixed Rate"), payable semi-annually in arrears on June 1 and December 1 of each year, beginning June 1, 2006.

        Floating Rate Period.    From December 1, 2010 to December 1, 2045 (the "Floating Rate Period"), the Junior Subordinated Debt Securities will bear interest at a rate reset quarterly. During the Floating Rate Period, interest on the Junior Subordinated Debt Securities will be payable quarterly in arrears in respect of each Quarterly Interest Accrual Period on each March 1, June 1, September 1 and December 1 (each a "Quarterly Interest Payment Date"). The annualized quarterly interest rate with respect to each Quarterly Interest Accrual Period will be 1.40% plus the highest of the (i) 3-Month LIBOR Rate; (ii) 10-Year Treasury CMT, and (iii) 30-Year Treasury CMT, as applicable for such Quarterly Interest Accrual Period, subject to a limit of 13.25%, (such rate the "Floating Rate" with respect to such Quarterly Interest Accrual Period).

        Accrual of Deferred Interest.    To the extent permitted by applicable law, interest payments initially accruing during the Fixed Rate Period and deferred or otherwise not paid when due will themselves accrue interest at the annual rate of 5.902%, compounded semi-annually for the duration of the Fixed Rate Period, unless sooner paid, and, to the extent such interest remains unpaid during the Floating Rate Period, will accrue interest at the prevailing Floating Rate for each Quarterly Interest Accrual Period, or portion thereof, for which such amounts remain unpaid, compounded quarterly, until paid. Interest payments initially accruing during the Floating Rate Period and deferred or otherwise not paid when due will themselves accrue interest at the prevailing Floating Rate for each Quarterly Interest Accrual Period, or portion thereof, for which such amounts remain unpaid, compounded quarterly, to the extent permitted by applicable law, until paid.

        Interest on unpaid interest accruing during the Fixed Rate Period is referred to as "Fixed Rate Compounded Interest." Interest on unpaid interest accruing during the Floating Rate Period is referred to as "Floating Rate Compounded Interest." Fixed Rate Compounded Interest and Floating Rate Compounded Interest are together referred to as "Compounded Interest." The terms "interest" and "deferred interest" include any Compounded Interest and Registration Default Damages payable on the Junior Subordinated Debt Securities.

        Interest on the Junior Subordinated Debt Securities will be payable to holders as they appear on the Indenture Trustee's books and records on the relevant record dates, subject to the Optional Deferral and Mandatory Deferral described elsewhere in this prospectus. If the Junior Subordinated Debt Securities are in the form of one or more global securities held by DTC or its custodian, the record dates will be one business day before the relevant interest payment dates. If the Junior Subordinated Debt Securities and the Preferred Securities are not in global form, the record dates will be selected by the Company, but in any event will be at least one business day but not more than 60 business days before the relevant interest payment date.

        If any interest payment date with respect to a Fixed Rate Period is not a business day, then interest will be payable on the first business day following such interest payment date, without accrual to the actual payment date. If any interest payment date with respect to a Quarterly Interest Accrual

Period is not a business day, then interest will be payable on the first business day following such Quarterly Interest Accrual Period, and interest will accrue to the actual interest payment date.

        The amount of interest payable on each interest payment date relating to a Fixed Rate Period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable on each interest payment date relating to a Quarterly Interest Accrual Period will be computed by multiplying the annual Floating Rate in effect for such Quarterly Interest Accrual Period by a fraction, the numerator of which will be the actual number of days in such Quarterly Interest Accrual Period (or a portion thereof) (determined by including the first day thereof and excluding the last day thereof) and the denominator of which will be 365, and multiplying the applicable Floating Rate by the principal amount of the Junior Subordinated Debt Securities.

Definitions

        "Bloomberg" means Bloomberg Financial Markets Commodities News and its successors.

        "Business Day" means a day other than (i) a Saturday or Sunday; and (ii) a day on which banks in Wilmington, Delaware or New York, New York are authorized or obligated by law or executive order to remain closed.

        "Calculation Agent" means HSBC Bank USA, National Association, or any other firm appointed by the Company, acting as Calculation Agent.

        "Designated CMT Maturity Index" means the original period to maturity of the U.S. Treasury securities (10 years) with respect to which the 10-year Treasury CMT will be calculated.

        "London Banking Day" means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England.

        "Quarterly Interest Accrual Period" means each period commencing on a Quarterly Interest Payment Date and continuing to but not including the next succeeding Quarterly Interest Payment Date (except that the first Quarterly Interest Accrual Period will commence on December 1, 2010, which is the final semi-annual interest payment date for the Junior Subordinated Debt Securities during the Fixed Rate Period).

        "Quarterly Interest Rate Determination Date" means the second London Banking Day immediately preceding the first day of the relevant Quarterly Interest Accrual Period in the Floating Rate Period.

        "MoneyLine Telerate Page" means the display on Moneyline Telerate, Inc., or any successor service, on the page or pages specified in this prospectus or any replacement page or pages on that service.

        "Telerate Page 3750" means the display designated on page 3750 on MoneyLine Telerate Page (or such other page as may replace the 3750 page on the service or such other service as may be nominated by the British Bankers' Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).

        "Telerate Page 7051" means the display on MoneyLine Telerate Page (or any successor service), on such page (or any other page as may replace such page on that service), for the purpose of displaying Treasury Constant Maturities as reported in H.15(519).

        "3-Month LIBOR Rate" means, with respect to any Quarterly Interest Accrual Period, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a 3-month period commencing on the first day of that Quarterly Interest Accrual Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the Quarterly Interest Rate Determination Date for that Quarterly Interest Accrual Period. If such rate does not appear on Moneyline Telerate Page 3750, 3-Month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a 3-month period commencing on the first day of that Quarterly Interest Accrual Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company), at approximately 11:00 a.m., London time on the Quarterly Interest Rate Determination Date for that Quarterly Interest Period. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, 3-Month LIBOR with respect to that Quarterly Interest Accrual Period will be the arithmetic mean (rounded upward if necessary to the nearest hundredth of 1%, or 0.0001) of such quotations. If fewer than two quotations are provided, 3-Month LIBOR with respect to that Quarterly Interest Accrual Period will be the arithmetic mean (rounded upward if necessary to the nearest hundredth of 1%, or 0.0001) of the rates quoted by three major banks in New York City selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on the first day of that Quarterly Interest Accrual Period for loans in U.S. dollars to leading European banks for a 3-month period commencing on the first day of that Quarterly Interest Accrual Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Calculation Agent to provide quotations are quoting as described above, 3-Month LIBOR for that Quarterly Interest Accrual Period will be the same as 3-Month LIBOR as determined for the previous Quarterly Interest Accrual Period. The establishment of 3-Month LIBOR for each Quarterly Interest Accrual Period by the Trustee shall (in the absence of manifest error) be final and binding.

        "10-year Treasury CMT" means the rate determined in accordance with the following provisions:

  (1)
  With respect to any Quarterly Interest Rate Determination Date and the Quarterly Interest Accrual Period that begins immediately thereafter, the 10-year Treasury CMT means the rate per annum for deposits for a 10-year period commencing on the Quarterly Interest Rate Determination Date (displayed on the Bloomberg interest rate page currently found on page "H15T10Y Index") most nearly corresponding to Telerate Page 7051 containing the caption "Daily Treasury Constant Maturities from STAT USA", and the column for the Designated CMT Maturity Index and the row for the relevant Quarterly Interest Rate Determination Date.

  (2)
  If such rate is no longer displayed on the page described in (1) above, or is not so displayed by 3:00 P.M., New York City time, on the applicable Quarterly Interest Rate Determination Date, then the 10-year Treasury CMT for such Quarterly Interest Rate Determination Date will be such treasury constant maturity rate for the Designated CMT Maturity Index as is published in H.15(519).

  (3)
  If such rate is no longer displayed on the page described in (2) above, or if not published by 3:00 P.M., New York City time, on the applicable Quarterly Interest Rate Determination Date, then the 10-year Treasury CMT for such Quarterly Interest Rate Determination Date will be such constant maturity treasury rate for the Designated CMT Maturity Index (or other United States Treasury rate for the Designated CMT Maturity Index) for the applicable Quarterly Interest Rate Determination Date as may then be published by either the Board of Governors of the Federal Reserve System or the United States Department of the Treasury that the Calculation Agent determines to be comparable to the rate formerly displayed on the Bloomberg interest rate page most nearly corresponding to Telerate Page 7051 and published in H.15(519).

  (4)
  If the information described in (3) above is not provided by 3:00 P.M., New York City time, on the applicable Quarterly Interest Rate Determination Date, then the 10-year Treasury CMT for such Quarterly Interest Rate Determination Date will be calculated by the Calculation Agent and will be a yield to maturity, based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on such Quarterly Interest Rate Determination Date reported, according to their written records, by three leading primary United States government securities dealers in New York City (each, a "Reference Dealer") selected by the Calculation Agent after consultation with the Company (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for the most recently issued direct noncallable fixed rate obligations of the United States ("Treasury Notes") with an original maturity of approximately the Designated CMT Maturity Index and a remaining term to maturity of not less than such Designated CMT Maturity Index minus one year.

  (5)
  If the Calculation Agent is unable to obtain three such Treasury Notes quotations as described in (4) above, the 10-year Treasury CMT for the applicable Quarterly Interest Rate Determination Date will be calculated by the Calculation Agent and will be a yield to maturity based on the arithmetic mean of the secondary market offered rates as of approximately 3:30 P.M., New York City time, on the applicable Quarterly Interest Rate Determination Date of three Reference Dealers in New York City (from five such Reference Dealers selected by the Calculation Agent and eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest)), for Treasury Notes with an original maturity of the number of years that is the next highest to the Designated CMT Maturity Index and a remaining term to maturity closest to the Designated CMT Maturity Index and in an amount of at least $100 million.

  (6)
  If three or four (and not five) of such Reference Dealers are quoting as set forth above, then the 10-year Treasury CMT will be based on the arithmetic mean of the offered rates obtained and neither the highest nor lowest of such quotes will be eliminated; provided, however, that if fewer than three Reference Dealers selected by the Calculation Agent are quoting as set forth above, the 10-year Treasury CMT with respect to the applicable Quarterly Interest Rate Determination Date will remain the 10-year Treasury CMT for the immediately preceding Quarterly Interest Accrual Period. If two Treasury Notes with an original maturity as described in the second preceding sentence have remaining terms to maturity equally close to the Designated CMT Maturity Index, then the quotes for the Treasury Notes with the shorter remaining term to maturity will be used.

        "30-year Treasury CMT" has the meaning specified under the definition of 10-year Treasury CMT, except that (i) each reference to "10-year" in the definition of the "10-year Treasury CMT" will be "30-year" for the purposes of the "30-year Treasury CMT"; (ii) the Designated CMT Maturity Index for the 30-year Treasury CMT shall be 30 years; and (iii) the parenthetical phrase in clause (1) of such definition shall be replaced with "(the sum of the rate displayed on the Bloomberg interest rate page currently found on page "H15T20Y Index" and the extrapolation factor found on page "H15TFACT")."

Payment of Additional Amounts

        If a Tax Event has occurred and is continuing at any time while the Trust holds any Junior Subordinated Debt Securities, and the Trust or the property trustee is required to pay any taxes, duties, assessments or other governmental charges of whatever nature (other than withholding taxes) imposed by the United States or any other taxing authority, the Company will pay additional amounts on the Junior Subordinated Debt Securities so that the net amounts received and retained by the Trust and the property trustee, after paying those taxes, duties, assessments or other governmental charges, will be equal to the amounts the Trust and the property trustee would have received and retained had those taxes, duties, assessments or other governmental charges not been imposed as a result of a Tax Event. The Company's payment of these additional amounts on the Junior Subordinated Debt Securities will ensure that the distributions due and payable by the Trust on the outstanding Preferred Securities and Trust Common Securities will not be reduced as a result of such taxes, duties, assessments or other governmental charges imposed as a result of a Tax Event. These additional amounts to be paid by the Company are referred to as "Additional Amounts," and when reference is made to any payment of interest on the Junior Subordinated Debt Securities, the terms "interest" and "deferred interest" include any Additional Amounts, except in the case where such terms are used to refer to an equal or like amount payable in respect of the Preferred Securities.

        For purposes of this section, the term "Tax Event" will have meaning given to it in "—Option to Redeem Junior Subordinated Debt Securities Prior to Maturity", except for the provisions regarding receipt of an opinion of counsel.

Registration Default Damages

        In the event of a Registration Default under the registration rights agreement to which the Preferred Securities and the Junior Subordinated Debt Securities are subject, the Company will be required to pay Registration Default Damages on the Junior Subordinated Debt Securities at an annual amount equal to 0.25% of the liquidation amount of the then-outstanding Registrable Securities for so long as such Registration Default continues. See "Registration Rights Agreement; Registration Default Damages." References to "interest" and "deferred interest" include references to Registration Default Damages.

Optional and Mandatory Deferral of Interest

  Optional Deferral of Interest

        The Indenture provides that, so long as no Acceleration Event of Default has occurred and is continuing under the Indenture, the Company may elect to defer one or more interest payments on the Junior Subordinated Debt Securities at any time and from time to time, provided that (i) no such deferral may extend beyond the maturity date of, or redemption date for, the Junior Subordinated Debt Securities and (ii) and no deferral of interest, whether Optional Deferral as described in this paragraph or Mandatory Deferral as described below, may continue for more than ten (10) years, whether because of Optional Deferral or Mandatory Deferral, without all deferred interest being paid in full. The Company must provide a notice of its election to defer interest no more than 60 and no fewer than 15 days prior to the relevant interest payment date. See "—Notice of Deferrals." A notice of optional deferral, once given, will be irrevocable and the deferral of interest on the related interest payment date will be considered an Optional Deferral for all purposes under the Indenture, whether or not a mandatory deferral would otherwise have been triggered on the Trigger Determination Date for that interest payment date. Interest on the Junior Subordinated Debt Securities will continue to accrue and compound during the pendency of any deferral period at the then applicable interest rate. When a deferral period ends and the Company has paid all accrued and unpaid interest (including any Compounded Interest) on the Junior Subordinated Debt Securities, the Company may begin a new deferral period, subject to the terms described above. There is no limit on the number of deferral periods that the Company may begin. Any deferral of interest on the Junior Subordinated Debt Securities by election of the Company under this provision is referred to as an "Optional Deferral."

        The Company has no current intention to exercise its right of Optional Deferral.

  Mandatory Deferral of Interest

        Mandatory Deferral Trigger Event.    The Indenture provides that the Company may not pay interest on the Junior Subordinated Debt Securities in an amount in excess of the New Common Equity Amount on any interest payment date if, on the Trigger Determination Date with respect to such interest payment date:

          (i)    the Company's Retained Cash Flow to Total Debt Ratio was less than 15% as of the end of its most recently completed fiscal quarter for which the Company has publicly reported its financial statements under the Exchange Act; or

          (ii)   the Company's Retained Cash Flow to Total Debt Ratio was less than 20%:

    •
    as of the end of its fiscal quarter that is three quarters before the most recently completed fiscal quarter for which the Company has publicly reported its financial statements under the Exchange Act; and

    •
    as of the end of its most recently completed fiscal quarter for which the Company has publicly reported its financial statements under the Exchange Act.

        Each of clauses (i) and (ii) above is referred to as a "Mandatory Deferral Trigger Event." Notwithstanding the occurrence of a Mandatory Deferral Trigger Event, (i) no such deferral may extend beyond the maturity or earlier redemption date of the Junior Subordinated Debt Securities, and (ii) no deferral of interest, whether an Optional Deferral as described above or a Mandatory Deferral as described in this paragraph, may continue for more than ten years without all deferred interest being paid in full. Any deferral of interest on the Junior Subordinated Debt Securities caused by this provision is referred to as "Mandatory Deferral."

        Resumption of Current Interest Payments.    Following a Mandatory Deferral Trigger Event, on any subsequent interest payment date, the Company may resume payments of current interest only if (i) it has paid all deferred interest on the Junior Subordinated Debt Securities (which will be subject to the restriction described below under "—Settlement of Deferred Interest with Proceeds of Common Equity Sales") either prior to or simultaneously with the current interest payment, and (ii) on the Trigger Determination Date with respect to the interest payment date on which the Company intends to pay current interest:

          (i)    the Company's Retained Cash Flow to Total Debt Ratio was at least 15% as of the end of its most recently completed fiscal quarter for which the Company has publicly reported its financial statements under the Exchange Act; and

          (ii)   the Company's Retained Cash Flow to Total Debt Ratio was at least 20%

    •
    as of the end of its fiscal quarter that is three quarters before the most recently completed fiscal quarter for which the Company has publicly reported its financial statements under the Exchange Act; and

    •
    as of the end of its most recently completed fiscal quarter for which the Company has publicly reported its financial statements under the Exchange Act.

        For purposes of calculating the Company's Retained Cash Flow to Total Debt Ratio to determine if the Company may resume current interest payments on an interest payment date following the occurrence of a Mandatory Deferral Trigger Event, pro forma effect will be given to (i) the intended payment of interest on the Junior Subordinated Debt Securities, but only to the extent that such payment is attributable to interest initially accruing during the semi-annual or quarterly interest accrual period corresponding to such interest payment date, and (ii) any dividends reasonably expected to be paid by the Company on its capital stock during the fiscal quarter immediately succeeding the fiscal quarter during which such interest payment date occurs.

  •
  As of December 31, 2005, the Company's Retained Cash Flow to Total Debt Ratio was 25%.

        For the purposes of these provisions:

        "GAAP" means, at any date or for any period, U.S. generally accepted accounting principles, as in effect on such date or for such period.

        "New Common Equity Amount" means, at any date, (i) the net cash proceeds (after underwriters' or placement agents' fees, commissions or discounts and other expenses relating to the issuances), and (ii) the fair market value of property other than cash, received by the Company from the issuance or sale of shares of the Company's common stock, including treasury shares, during the period commencing on the 90th day prior to such date if, in the event that such sale of common stock occurred after the Company's notice of an Optional Deferral or occurrence of a Mandatory Deferral Trigger Event, the Board of Directors had, prior to the time of such sale, designated the proceeds of such sale as available for the payment of deferred interest on the Junior Subordinated Debt Securities.

        "Retained Cash Flow" means net cash provided by operating activities, excluding changes in current accounts and current notes receivable, inventory and trade accounts payable, minus (i) cash dividends on common stock, if any, and (ii) cash dividends on preferred stock, if any.

        "Retained Cash Flow to Total Debt Ratio" means, for any reference fiscal quarter, a fraction expressed as a percentage, the numerator of which is the Company's Retained Cash Flow for the four most recently completed fiscal quarters ending with such reference fiscal quarter, and the denominator of which is the Company's Total Debt as at the end of such reference fiscal quarter.

        "Total Debt" means the sum of (i) short-term borrowing, (ii) current maturities of long-term debt, and (iii) long-term debt, including the Junior Subordinated Debt Securities.

        "Trigger Determination Date" means, with respect to any interest payment date, the 30th day prior to such interest payment date.

        All financial terms used under this caption "—Mandatory Deferral of Interest" will be determined in accordance with GAAP as applied to and reflected in the Company's consolidated financial statements as of the relevant dates or for the relevant periods, except as provided in the next sentence. If because of a change in GAAP that results in a cumulative effect of a change in accounting principle or a restatement:

  •
  the Company's Retained Cash Flow is higher or lower than it would have been absent such change, then, for purposes of the calculations described in the test set forth above, commencing with the fiscal quarter for which such changes in GAAP become effective, such Retained Cash Flow will be calculated on a pro forma basis as if such change had not occurred; or

  •
  the Company's Total Debt is higher or lower than it would have been absent such change, then, for purposes of the calculations described in the test set forth above, commencing with the fiscal quarter for which such changes in GAAP become effective, such Total Debt will be calculated on a pro forma basis as if such change had not occurred.

  Consequences of Interest Deferral

        The consequences of deferral of interest, whether Optional Deferral or Mandatory Deferral, are as follows:

  •
  for so long as such deferral continues, the Company will be restricted from paying dividends on its capital stock and making certain other payments as described below under "—Restrictions on Specified Payments during any Deferral Period";

  •
  the provisions described below under "—Settlement of Deferred Interest with Proceeds of Common Equity Sales" will apply; and

  •
  if deferral continues for more than ten years (whether through Optional Deferral, Mandatory Deferral or both) and all accrued and unpaid interest (including Compounded Interest and Additional Amounts and Registration Default Damages) is not paid at the end of such 10-year period, such non-payment shall constitute an Acceleration Event of Default as described below under "—Events of Default—Acceleration Events of Default and Covenant Events of Default—Acceleration Events of Default."

  Restriction on Specified Payments during any Deferral Period.

        During any period in which the Company defers interest payments on the Junior Subordinated Debt Securities, whether due to an Optional Deferral or a Mandatory Deferral, it may not:

  •
  declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock;

  •
  make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any of the Company's debt securities (including guarantees) that rank equally with or junior to the Junior Subordinated Debt Securities; or

  •
  make any guarantee payments with respect to the securities described in the previous two bullet points, other than pursuant to its guarantee with respect to the Preferred Securities.

        However, the foregoing restrictions do not apply to:

  (1)
  the payment of any dividend or distribution during a Mandatory Deferral within 60 days after the date of declaration thereof, if at the date of declaration no Mandatory Deferral Trigger Event has occurred, and such payment would have been otherwise permitted under the provisions of the Indenture;

  (2)
  dividends or distributions payable solely in Junior Securities;

  (3)
  repurchases, redemptions or other acquisitions of shares of capital stock or stock rights in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

  (4)
  any exchange, redemption, repayment, repurchase or conversion of any class or series of the Company's capital stock or of any of the Company's debt securities that rank equally with or junior to the Junior Subordinated Debt Securities for any Junior Securities;

  (5)
  the purchase of fractional interests in shares of the Company's capital stock (a) pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged or (b) in connection with any stock split, reclassification or similar transaction; or

  (6)
  any declaration of a dividend in connection with the implementation of a shareholders rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto.

        "Junior Securities" means (a) any class or series of capital stock of the Company or warrants, options or rights (including convertible securities) to acquire capital stock of the Company or (b) evidences of indebtedness or other obligations of the Company that rank junior to the Junior Subordinated Debt Securities.

        The restrictions described in this subsection will also apply if there shall occur and be continuing any Acceleration Event of Default.

  Notice of Deferrals

        The Company must give the holders of the Junior Subordinated Debt Securities and the Indenture Trustee written notice of any Optional Deferral or Mandatory Deferral. Notice of the election of an Optional Deferral must be given not more than 60 days and not less than 15 days prior to the interest payment date for which interest on the Junior Subordinated Debt Securities will be deferred. The notice, once given, will be irrevocable and the deferral of interest on the related interest payment date will be considered an Optional Deferral for all purposes under the Indenture. If a Mandatory Deferral Trigger Event has occurred as of any Trigger Determination Date, the subsequent delivery by the Company of a notice of Optional Deferral will be without effect with respect to the relevant interest payment date. If a Mandatory Deferral Trigger Event has occurred as of a Trigger Determination Date, then the Company will provide written notice thereof not later than the 15th day prior to the related interest payment date. An interest deferral period will be deemed to have commenced on the first interest payment date on which interest is deferred and end on the first date thereafter on which all deferred interest is paid in full.

  Restriction on Payment of Current Interest

        The Indenture provides that the Company may not pay current interest on the Junior Subordinated Debt Securities so long as any interest deferred due to Mandatory Deferral or Optional Deferral remains unpaid.

Settlement of Deferred Interest with Proceeds of Common Equity Sales

        The Indenture provides that the Company may not pay deferred interest, whether deferred because of Optional Deferral or Mandatory Deferral, in an amount that exceeds the New Common Equity Amount for such interest payment date.

        The Indenture also provides that, commencing with the first to occur of:

  •
  the date one year after the commencement of an interest deferral period for which the Company was required to defer payment of interest on the Junior Subordinated Debt Securities because of Mandatory Deferral (the "First Mandatory Deferral Anniversary"), if on such date such interest deferral period had not ended, and

  •
  the date five years after the commencement of an interest deferral period for which the Company deferred payment of interest on the Junior Subordinated Debt Securities, whether because of Optional Deferral or Mandatory Deferral (the "Fifth Deferral Anniversary"), if on such date such interest deferral period had not ended, the Company shall continuously use its "commercially reasonable" efforts to effect sales of shares of its common stock, including treasury shares, in an amount that will generate sufficient net proceeds to enable the Company to pay in full all deferred interest; provided that the Company shall not be obligated to make offers for or effect sales of its common stock during a Market Disruption Event.

        The Indenture defines "commercially reasonable efforts" in this context to mean commercially reasonable efforts on the part of the Company to complete the sale of shares of its common stock, including treasury shares, to third parties that are not subsidiaries of the Company. The Company will not be considered to have used its commercially reasonable efforts to effect a sale of stock if it determines to not pursue or complete such sale solely due to pricing considerations.

        The Company will not be required to apply the proceeds of stock sales to the payment of its deferred interest obligations on the Junior Subordinated Debt Securities prior to the occurrence of the First Mandatory Deferral Anniversary or the Fifth Deferral Anniversary. Following the First Mandatory Deferral Anniversary or Fifth Deferral Anniversary, the Company will be required to apply the net proceeds received by it from sales of shares of its common stock, including sales of treasury shares, as promptly as practicable following receipt of such proceeds, to the payment of all amounts owing in respect of deferred interest, until all deferred interest has been paid in full. In the event that net proceeds received by the Company from one or more sales of shares of its common stock following such First Mandatory Deferral Anniversary or Fifth Deferral Anniversary are not sufficient to satisfy the full amount of deferred interest, such net proceeds will be (i) paid to the holders of the Junior Subordinated Debt Securities on a pro rata basis and (ii) credited on a pro rata basis against interest deferred due to Mandatory Deferral and interest deferred due to Optional Deferral; provided, however, that if the Company has outstanding securities in addition to the Junior Subordinated Debt Securities under which it is obligated to sell shares of common stock and apply the net proceeds to payment of deferred interest, then on any date and for any period the amount of net proceeds received by the Company from such sales and available for payment of such deferred interest shall be applied to the Junior Subordinated Debt Securities and such other securities on a pro rata basis.

        A "Market Disruption Event" means the occurrence or existence of any of the following events or circumstances:

  (i)
  the Company would be required to obtain the consent or approval of its shareholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue such shares of its common stock and such consent or approval has not yet been obtained notwithstanding the Company's commercially reasonable efforts to obtain the required consent or approval;

  (ii)
  trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the Nasdaq stock market or any other national securities, futures or options exchange or in the over-the-counter market or trading in any securities of the Company (or any options or futures contract relating to securities of the Company) on any exchange or in the over-the-counter market shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the SEC, by the relevant exchange or any other regulatory body or governmental authority having jurisdiction;

  (iii)
  the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other substantial, national or international calamity or crisis such that trading in securities generally or trading in any securities of the Company has been disrupted or suspended;

  (iv)
  an event occurs and is continuing as a result of which the offering document for such offer and sale of securities would, in the judgment of the Company, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (1) the disclosure of that event at such time, in the judgment of the Company, would have a material adverse affect on the Company's business or (2) the disclosure relates to a previously undisclosed proposed or pending material development or business transaction, and the Company has a bona fide business reason for keeping the same confidential or the disclosure of which would impede the Company's ability to consummate such transaction, provided that no single suspension period contemplated by this paragraph (iv) may exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (iv) may not exceed an aggregate of 180 days in any 360-day period;

  (v)
  the Company believes that the offering document for such offer and sale of securities would not be in compliance with a rule or regulation of the SEC (for reasons other than those referred to in paragraph (iv) above) and the Company is unable to comply with such rule or regulation or such compliance is impracticable, provided that no single suspension contemplated by this paragraph (v) may exceed 90 consecutive days and multiple suspension periods contemplated by this paragraph (v) may not exceed an aggregate of 180 days in any 360-day period;

  (vi)
  general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States, shall be such, as to make it, in the judgment of the Company, impracticable to proceed with the offer and sale of the stock;

  (vii)
  a material disruption shall have occurred in commercial banking or securities settlement or clearing services in the United States; or

  (viii)
  a banking moratorium shall have been declared by federal or state authorities of the United States.

Maturity

        The Junior Subordinated Debt Securities will mature on December 1, 2045.

Option to Redeem the Junior Subordinated Debt Securities Prior to Maturity

        The Company may redeem the Junior Subordinated Debt Securities prior to their maturity:

          (1)   in whole, but not in part at any time prior to December 1, 2010, at a redemption price (the "Make-Whole Optional Redemption Price") equal to the greater of:

    •
    100% of the principal amount of the Junior Subordinated Debt Securities being redeemed, and

    •
    as determined by the Quotation Agent, the sum of the present values of remaining scheduled payments of principal and interest thereon for the Remaining Life, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.25%, plus, in each case, all accrued and unpaid interest thereon to but not including the redemption date; and

          (2)   in whole or in part, at any time and from time to time on or after December 1, 2010 at a redemption price (the "Optional Redemption Price") equal to the aggregate principal amount of the Junior Subordinated Debt Securities to be redeemed, plus all accrued and unpaid interest thereon to but not including the redemption date.

        Additionally, if a Special Event occurs and is continuing, within 90 days after the occurrence of the Special Event, the Company may redeem the Junior Subordinated Debt Securities in whole, but not in part, at any time prior to their maturity at a redemption price equal to the greater of:

          (1)   100% of the principal amount of the Junior Subordinated Debt Securities being redeemed, and

          (2)   as determined by the Quotation Agent, the sum of the present values of remaining scheduled payments of principal and interest thereon for the Remaining Life, discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 0.50%.

        plus, in each case, all accrued and unpaid interest thereon to but not including the redemption date. This price is referred to as the "Special Event Redemption Price"; provided that, in the case of an occurrence of a Special Event, if the Company can eliminate the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the Trust, the Company or the holders of the Preferred Securities or the Trust Common Securities, the Company shall pursue that action instead of redemption.

        For purposes of these provisions:

        "Comparable Treasury Issue" means with respect to any redemption date, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the Remaining Life that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life. If no United States Treasury security has a maturity which is within a period from three months before to three months after December 1, 2010, the two most closely corresponding United States Treasury securities will be used as the Comparable Treasury Issue, and the Treasury Rate will be interpolated or extrapolated on a straight-line basis, rounding to the nearest month using such securities.

        "Comparable Treasury Price" means with respect to any redemption date, (i) the average of five Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and the lowest Reference Treasury Dealer Quotations, or (ii) if the Quotation Agent obtains fewer than five Reference Treasury Dealer Quotations, the average of all such quotations.

        "Investment Company Event" means that the Company and the Trust shall have received an opinion of counsel experienced in practice under the Investment Company Act of 1940, as amended, to the effect that, as a result of the occurrence of an amendment to, or change (including any announced proposed change) in, the laws or regulations of the United States or any political subdivision thereof or therein or any other governmental agency or regulatory authority, there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act, which change or proposed change becomes effective on or after the date of the final prospectus for this offering.

        "Quotation Agent" means Citigroup Global Markets Inc. and its successors; provided, however, that if the foregoing is no longer a primary United States Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company will substitute another Primary Treasury Dealer in its place.

        "Reference Treasury Dealer" means the Quotation Agent and any other Primary Treasury Dealer selected by the Quotation Agent after consultation with the Company.

        "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by a Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding the redemption date.

        "Remaining Life" means the period of time from the redemption date to December 1, 2010.

        "Special Event" means an Investment Company Event or a Tax Event.

        "Tax Event" means that the Company and the Trust shall have received an opinion of a nationally recognized independent tax counsel experienced in such matters to the effect that, as a result of:

  •
  any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or

  •
  any interpretation or application of, or pronouncement with respect to, such laws or regulations by any legislative body, court, governmental or administrative agency or body, or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory or administrative determination),

  •
  which amendment or change is effective, or which interpretation, application or pronouncement is issued or announced, on or after the date of the final prospectus for this offering, there is more than an insubstantial risk that:

  •
  Trust is or will be subject to United States federal income tax with respect to income or gain received, accrued or realized on or with respect to the Junior Subordinated Debt Securities,

  •
  interest payable to the Trust by the Company on the Junior Subordinated Debt Securities is not, or will not be, deductible by the Company (or by a member of the Company's "affiliated group," within the meaning of section 1504 of the Internal Revenue Code of 1986, as amended, that files a consolidated federal income tax return with the Company), in whole or in part, for United States federal income tax purposes, or

  •
  the Trust is or will be subject to more than a de minimus amount of other taxes, duties or other governmental charges.

        "Treasury Rate" means:

  •
  the yield, under the heading which represents the average for the week immediately prior to the date of calculation, appearing in the most recently published statistical release designated H.15(519) or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Remaining Life (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Remaining Life will be determined and the Treasury Rate will be interpolated or extrapolated from these yields on a straight-line basis, rounding to the nearest month), or

  •
  if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

        The Treasury Rate will be calculated on the third business day preceding the redemption date.

        Holders of Junior Subordinated Debt Securities to be redeemed will receive notice by first class mail at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debt Securities at its registered address. If any redemption date for the Junior Subordinated Debt Securities is not a business day, then the redemption price will be paid on the next succeeding day that is a business day. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on such Junior Subordinated Debt Securities called for redemption.

Subordination of the Junior Subordinated Debt Securities and Limitations
on Claim with Respect to Certain Deferred Interest Obligations

        In the Indenture, the Company covenanted and agreed that the Junior Subordinated Debt Securities will be subordinated and junior in right of payment to all Senior Indebtedness to the extent specified in the Indenture. No payments on account of principal, or premium, if any, or interest in respect of the Junior Subordinated Debt Securities may be made if a default in any payment with respect to Senior Indebtedness has occurred and is continuing or an event of default has occurred and is continuing with respect to any Senior Indebtedness resulting in the acceleration of the maturity thereof.

        Upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, or in connection with any insolvency, receivership or bankruptcy proceeding with respect to the Company, all of the Company's Senior Indebtedness must be paid in full before the holders of the Junior Subordinated Debt Securities will be entitled to receive or retain any payment in respect thereof.

        In addition, the Indenture provides that a holder of a Junior Subordinated Debt Security, by such holder's acceptance of the Junior Subordinated Debt Security, agrees that, upon any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, or in connection with any insolvency, receivership or bankruptcy proceeding with respect to the Company, such holder does not have a claim for mandatorily deferred interest accrued and unpaid as of and after the time of such event in respect of such Junior Subordinated Debt Security due to the occurrence of a Mandatory Deferral Trigger Event (including any Compounded Interest thereon and any Additional Amounts accrued in respect thereof), to the extent that the amount of such interest is in excess of 25% of the original principal amount of such Junior Subordinated Debt Security. Mandatorily deferred interest for which the holder does not have a claim pursuant to the provision described in this paragraph is referred to as "Foregone Deferred Interest."

        The term "Senior Indebtedness" means:

  •
  all of the Company's obligations for borrowed money;

  •
  all of the Company's obligations evidenced by securities, bonds, notes or debentures, including junior subordinated debt securities, issued under indentures or other similar instruments other than the Indenture;

  •
  all of the Company's capital lease obligations;

  •
  all of the Company's obligations issued or assumed as the deferred purchase price of property, all of the Company's conditional sale obligations and the Company's obligations under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

  •
  all of the Company's reimbursement obligations with respect to any letter of credit, banker's acceptance, security purchase facility or similar credit transactions;

  •
  all obligations of the type referred to in the preceding bullet points of another person that the Company has guaranteed or is responsible or liable for as obligor or otherwise; and

  •
  all obligations of the type referred to in the preceding bullet points of another person secured by any lien on any property or assets of the Company (whether or not that obligation has been assumed by the Company), except that Senior Indebtedness shall not include:

  •
  Pari Debt Securities

  •
  obligations of the Company to any of its subsidiaries, and

  •
  trade accounts payables.

        The term "Pari Debt Securities" means (i) any indebtedness, the terms of which (x) permit deferral of interest for a period that is equal to or exceeds ten years before the holders thereof may require the acceleration of such indebtedness on account of such interest deferral, (y) limit the source of funds for payment of deferred interest (other than in the event of repayment at maturity or earlier redemption or acceleration) by reference to the proceeds of equity sales and issuances and (z) provide that it ranks equally with the Junior Subordinated Debt Securities; and (ii) guarantees of such indebtedness described in (i) and guarantees of securities similar to the Trust Securities of financing vehicles similar to the Trust to which such indebtedness described in (i) has been issued.

        Senior Indebtedness continues to be Senior Indebtedness and to be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of that Senior Indebtedness.

        The Indenture does not limit the aggregate amount of Senior Indebtedness that the Company may issue, nor does it afford holders of the Junior Subordinated Debt Securities protection in the event of a highly leveraged or similar transaction involving the Company. As of April 1, 2006, the Company's Senior Indebtedness was approximately $713 million.

        The Junior Subordinated Debt Securities will not be guaranteed by any of the Company's subsidiaries, and therefore the Junior Subordinated Debt Securities will be "structurally subordinated" to all indebtedness and other liabilities of the Company's subsidiaries, including trade creditors. In the event of an insolvency, liquidation, bankruptcy proceeding or other reorganization of any subsidiary, holders of the Junior Subordinated Debt Securities will only be creditors of the Company and not of its subsidiaries. As a result, all the existing and future liabilities of the Company's subsidiaries, including any claims of lessors under capital and operating leases, trade creditors and holders of preferred stock of such subsidiaries have the right to be satisfied prior to receipt by the Company of any payment on account of the Company's status as a stockholder of its subsidiaries. As of April 1, 2006, the Company's subsidiaries had aggregate liabilities (excluding liabilities to the Company and to other subsidiaries) of approximately $1 billion.

        Notwithstanding the above and anything to the contrary in this prospectus, holders of Senior Indebtedness shall not have any rights under the Indenture to enforce any of the covenants in the Indenture, including those described in "—Settlement of Deferred Interest with Proceeds of Common Equity Sales," "—Optional and Mandatory Deferral of Interest," "—Interest Rates and Interest Payment Dates," "—Certain Covenants Regarding the Trust" and "—Consolidation, Merger, Sale of Assets and Other Transactions".

No Entitlement to Sinking Fund Provision

        The Junior Subordinated Debt Securities will not be entitled to the benefit of any sinking fund.

Events of Default—Acceleration Events of Default and Covenant Events of Default

        The Indenture provides for specified Acceleration Events of Default and Covenant Events of Default. Only the occurrence of Acceleration Events of Default, under the circumstances specified below, will give rise to the right to declare the principal amount of and all accrued and unpaid interest on the Junior Subordinated Debt Securities to be immediately due and payable. The occurrence of a Covenant Event of Default, under the circumstances specified below, will give rise to a claim for breach of the Indenture. The term "Event of Default" includes both an Acceleration Event of Default and a Covenant Event of Default.

  Acceleration Events of Default

        The Indenture provides that any one or more of the following constitutes an acceleration event of default with respect to the Junior Subordinated Debt Securities (an "Acceleration Event of Default"):

  (1)
  failure to pay any interest on the Junior Subordinated Debt Securities when due for 30 days, provided, however, that Optional Deferral or Mandatory Deferral of any interest payment in accordance with the terms of the Indenture will not be a default or an Event of Default;

  (2)
  any deferral of interest, due to a Mandatory Deferral or Optional Deferral, or combination thereof, that continues for 10 consecutive years without all accrued and unpaid interest having been paid in full on the first interest payment date that is more than 10 years after the commencement of such deferral;

  (3)
  failure to pay any principal on the Junior Subordinated Debt Securities when due, whether at maturity, upon redemption, by declaration of acceleration of maturity or otherwise;

  (4)
  the Company's bankruptcy, insolvency or reorganization; or

  (5)
  the voluntary or involuntary dissolution, winding-up or termination of the Trust, except in connection with the distribution of Junior Subordinated Debt Securities to the holders of the Trust Securities in the Trust's liquidation, the redemption of all of the Trust Securities, or certain mergers, consolidations or amalgamations as permitted by the trust agreement.

        Upon an Acceleration Event of Default under the Indenture, the Indenture Trustee may declare the principal and interest on the Junior Subordinated Debt Securities and any additional interest and any other amounts payable under the Indenture immediately due and payable. Under certain limited circumstances, the holders of 10% in aggregate liquidation amount of the Preferred Securities may institute a legal proceeding directly against the Company to exercise certain rights and remedies under the Junior Subordinated Debt Securities. See "Description of the Preferred Securities—Trust Agreement Events of Default; Notice" elsewhere in this prospectus.

        A default in the payment of principal of or accrued interest on any indebtedness of the Company ranking senior to the Junior Subordinated Debt Securities will not result in an Event of Default.

        The property trustee, as the holder of all of the Junior Subordinated Debt Securities, will, in the event of an Acceleration Event of Default, have the right to declare the principal of and all accrued and unpaid interest on the Junior Subordinated Debt Securities (including Additional Amounts and Compounded Interest and Registration Default Damages, if any), and any other amounts payable under the Indenture, to be immediately due and payable and to enforce its other rights as the holder of all of the Junior Subordinated Debt Securities (subject to the subordination provisions of the Indenture).

        The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. If an Acceleration Event of Default has occurred and is continuing, the Indenture Trustee or the holders of not less than 10% in aggregate outstanding principal amount of the Junior Subordinated Debt Securities may declare the principal amount on all Junior Subordinated Debt Securities due and payable immediately. The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities may annul such declaration and waive the default if a sum sufficient to pay all matured installments of interest and principal of, and premium, if any, due otherwise than by acceleration has been deposited with the Indenture Trustee and all Acceleration Events of Default, other than the nonpayment of principal on the Junior Subordinated Debt Securities that have not become due by their terms, have been cured or waived.

        The holders of a majority in aggregate outstanding principal amount of the Junior Subordinated Debt Securities affected thereby may, on behalf of the holders of all the Junior Subordinated Debt Securities, waive any past default, Acceleration Event of Default or Covenant Event of Default and its consequences, except a default in the payment of principal, premium, if any, or interest (unless such a default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the Indenture Trustee).

        An Acceleration Event of Default under the Indenture also constitutes an event of default permitting acceleration of the Preferred Securities under the trust agreement. The holders of the Preferred Securities in certain circumstances have the right to direct the property trustee to exercise its rights as the holder of the Junior Subordinated Debt Securities. See "Description of the Preferred Securities—Trust Agreement Events of Default; Notice."

  Covenant Event of Default

        The Indenture provides that the failure by the Company to observe or perform any of its covenants contained in the Indenture for 60 days after written notice to the Company from the Indenture Trustee or the holders of at least 10% in aggregate outstanding principal amount of Junior Subordinated Debt Securities or Preferred Securities, constitutes a covenant event of default under the Indenture (a "Covenant Event of Default").

        There will be no right of acceleration with respect to a Covenant Event of Default. Upon the occurrence of a Covenant Event Default, the holders of 10% or more in aggregate liquidation amount of the Preferred Securities may instruct the Indenture Trustee, as holder of the Junior Subordinated Debt Securities, to sue, or may sue the Company directly, for breach of the covenant and pursue any applicable remedy.

        The Company is required to deliver to the Trustee under the Indenture and the property trustee of the Trust, within 90 days after the end of each fiscal year, a statement regarding compliance with the Indenture during such fiscal year. Immediately after becoming aware of any Event of Default, the Company is required to deliver to the Trustee under the Indenture and the property trustee of the Trust a statement specifying such default. Within 30 days of the occurrence of any Event of Default actually known to the Trustee, the Trustee will transmit notice of that default to the holders of the Junior Subordinated Debt Securities, unless the Event of Default is cured or waived.

Modification of the Indenture

        From time to time the Company and the Indenture Trustee may, without the consent of the holders of the Junior Subordinated Debt Securities or the Preferred Securities, amend the Indenture for specified purposes, including, among other things, to cure any ambiguity, defect or inconsistency contained in the Indenture or the Junior Subordinated Debt Securities.

        The Indenture contains provisions permitting the Company and the Indenture Trustee, with the consent of the holders of a majority in aggregate principal amount of the Junior Subordinated Debt Securities, to modify the Indenture or any supplemental indenture in any manner affecting the rights of the holders of the Junior Subordinated Debt Securities, including modifying or waiving the covenant described in "—Settlement of Deferred Interest with Proceeds of Common Equity Sales." However, no such modification may, without the consent of the holders of each outstanding Junior Subordinated Debt Security so affected:

  •
  extend the fixed maturity, or reduce the rate of interest or extend the time of payment of interest on, or reduce the principal amount of, the Junior Subordinated Debt Securities or reduce the amount payable on redemption thereof;

  •
  waive or eliminate the covenant requiring the Company to use its "commercially reasonable" efforts to sell shares of its common stock to repay deferred interest, unless, simultaneously with such waiver or modification, the covenant relating to the prohibition on repayment of deferred interest with funds other than proceeds from sales of common stock is also waived or eliminated; or

  •
  reduce the percentage of principal amount of Junior Subordinated Debt Securities, the holders of which are required to consent to any such modification of the Indenture.

Governing Law

        The Indenture and the Junior Subordinated Debt Securities will be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.

Distribution of Junior Subordinated Debt Securities in Book-Entry Form

        The Company will have the right at any time to cause the dissolution and liquidation of the Trust and the distribution of the Junior Subordinated Debt Securities held by the Trust to the holders of the Preferred Securities and Trust Common Securities. If the property trustee distributes the Junior Subordinated Debt Securities to the holders of the Preferred Securities and Trust Common Securities upon the Trust's dissolution and liquidation, the Junior Subordinated Debt Securities will be issued in denominations of $1,000 principal amount and integral multiples thereof. It is anticipated that the Junior Subordinated Debt Securities would be distributed in the form of one or more global securities and that DTC, or any successor depositary for the Preferred Securities, would act as depositary for the Junior Subordinated Debt Securities. The depositary arrangements for the Junior Subordinated Debt Securities would be substantially similar to those in effect for the Preferred Securities.

        For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemption and other notices and other matters, see "Book-Entry System" elsewhere in this prospectus.

Concerning the Indenture Trustee

        The Indenture Trustee will be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to those provisions, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debt Securities, unless offered reasonable indemnity by that holder against the costs, expenses and liabilities which might be incurred thereby. However, the foregoing shall not relieve the Indenture Trustee, upon the occurrence of an Event of Default, from the obligation to exercise the rights and powers vested in it by the Indenture. The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

        HSBC Bank USA, National Association will serve as Indenture Trustee. See "Description of the Preferred Securities—Information Concerning the Property Trustee."

        The Company shall file with the Indenture Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of such Sections, then it shall file with the Indenture Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

Certain Covenants Regarding the Trust

        The Company covenanted in the Indenture:

  (i)
  to pay all fees and expenses related to:

  •
  the offering of the Preferred Securities and the Junior Subordinated Debt Securities;

  •
  the organization, maintenance and dissolution of the Trust; and

  •
  the retention of the Trust's trustees; and

  (ii)
  to use its reasonable efforts to cause the Trust:

  •
  to remain a statutory trust, except in connection with the distribution of Junior Subordinated Debt Securities or in connection with certain mergers, consolidations or amalgamations permitted by the trust agreement; and

  •
  to continue to be treated as grantor trust/fixed investment trust for United States federal income tax purposes.

Consolidation, Merger, Sale of Assets and Other Transactions

        The Company may not consolidate with or merge into, or sell, lease or convey all or substantially all of its assets to, or reincorporate or otherwise reorganize as, another entity unless:

  •
  the successor or transferee entity is a corporation duly organized and existing under the laws of its jurisdiction of incorporation;

  •
  the successor or transferee corporation assumes by supplemental indenture all the obligations of the Company under the Junior Subordinated Debt Securities and the Indenture;

  •
  the Company or the successor corporation, as the case may be, will not, immediately after such consolidation or merger or sale, lease or conveyance, be in default in the performance of any covenant or condition with respect to the Junior Subordinated Debt Securities or the Indenture; and

  •
  the transaction is permitted under the trust agreement and the guarantee and does not give rise to any breach or violation of the trust agreement or the guarantee.

        The Company will deliver to the Indenture Trustee an officers' certificate and an opinion of counsel, each stating that the consolidation, merger or transfer and the supplemental indenture comply with the terms of the Indenture. Upon any consolidation or merger or any sale, lease or conveyance of all or substantially all of the assets of the Company, the successor or transferee corporation shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture. Thereafter, all obligations of the predecessor corporation will terminate.

        The provisions of the Indenture do not afford holders of the Junior Subordinated Debt Securities or the Preferred Securities protection in the event of a highly leveraged or other transaction involving the Company that may adversely affect the holders of the Junior Subordinated Debt Securities and the Preferred Securities.

  Obligations in the Event of a Non-U.S. Merger

        The Indenture permits the Company to consolidate with or merge into, sell, lease or convey all or substantially all of its properties or assets to, or reincorporate or reorganize into, another corporation that is not incorporated or otherwise organized under the laws of the United States, any state thereof or the District of Columbia. Each of these transactions is referred to as a "Non-U.S. Merger." If, upon or after the occurrence of a "Non-U.S. Merger," the Company or the Trust is required to withhold, or any holder of a Junior Subordinated Debt Security or Preferred Security is required to pay, any present or future amount in respect of taxes, duties, assessments or other governmental charges on any payment made in respect of interest or principal on that holder's Junior Subordinated Debt Securities or Preferred Securities by any taxing authority that would not have been withheld or imposed on that payment had the Non-U.S. Merger not occurred, the Company will pay to that holder an amount (the "Gross-Up Payment") equal to all additional amounts that may be necessary so that every net payment of interest or principal to the holder will not be less than the amount provided for in the Junior Subordinated Debt Securities or Preferred Securities. The term "net payment" means the amount the Company will pay to the holder after the Company's or that holder's payment, deduction or withholding an amount for or on account of any present or future taxes, duties, assessments or other governmental charges imposed with respect to that payment by any taxing authority that would not have been imposed if the Non-U.S. Merger had not occurred. For purposes of determining the amount of the Gross-Up Payment, to the extent that any withholding or imposition of any tax, duty, assessment or other governmental charge is assessed on different taxpayers at different rates, the rate applicable to each holder of Junior Subordinated Notes or Preferred Securities will be the highest marginal rate for the period in which the Gross-Up Payment is to be made.

        Any reference in this prospectus to principal, interest or any other amount payable in respect of the Junior Subordinated Debt Securities also refers to any Gross-Up Payment that may be payable with respect to that amount under the obligations referred to in this subsection.

        In the event of the occurrence of a Non-U.S. Merger, the Company will appoint an authorized agent for service of process under the Indenture and the Guarantee in the Borough of Manhattan, City of New York. The Company intends to appoint CT Corporation System (or its successor) as its agent for that purpose.

Satisfaction, Discharge and Defeasance

  Legal Defeasance and Covenant Defeasance

  The Company, at its option:

  (1)
  will be released from any and all obligations in respect of the Junior Subordinated Debt Securities, which is referred to as "legal defeasance "; or

  (2)
  need not comply with certain covenants specified herein regarding the Junior Subordinated Debt Securities, which is referred to as "covenant defeasance."

        If the Company exercises its covenant defeasance option, the failure to comply with any defeased covenant will no longer be a default under the Indenture.

        To exercise either its legal defeasance or covenant defeasance option, the Company must

  (1)
  deposit with the Indenture Trustee, in trust, cash or U.S. government obligations in an amount sufficient to pay all the principal of and premium, if any, and any interest on the Junior Subordinated Debt Securities when such payments are due; and

  (2)
  deliver an opinion of counsel, which, in the case of a legal defeasance, must be based upon a ruling or administrative pronouncement of the Internal Revenue Service (the "IRS"), to the effect that the holders of the Junior Subordinated Debt Securities and Preferred Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit or defeasance and will be required to pay U.S. federal income tax in the same manner as if such defeasance had not occurred.

        When there is a legal defeasance, the Indenture will no longer govern the Junior Subordinated Debt Securities, the Company will no longer be liable for payment and the holders of such Junior Subordinated Debt Securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, the Company will continue to be obligated for payments when due if the deposited funds are not sufficient to pay the holders.

  Satisfaction and Discharge.

        The Company may discharge all of its obligations under the Indenture to holders of the Junior Subordinated Debt Securities if such Junior Subordinated Debt Securities have not already been delivered to the Indenture Trustee for cancellation and either have become due and payable or are by their terms due and payable within one year, or are to be called for redemption within one year. The Company discharges its obligations by depositing with the Indenture Trustee an amount certified to be sufficient to pay when due the principal and premium, if any, and interest on all outstanding Junior Subordinated Debt Securities.

        The obligations under the Indenture to pay all expenses of the Trust, to register the transfer or exchange of Junior Subordinated Debt Securities, to replace mutilated, defaced, destroyed, lost or stolen Junior Subordinated Debt Securities, and to maintain paying agents and hold monies for payment in trust will continue even if the Company exercises its legal defeasance or covenant defeasance option and even if the Company discharges its obligations under the Indenture in accordance with the preceding paragraph.

Form, Registration and Transfer

        If the Junior Subordinated Debt Securities are distributed to the holders of the Trust Securities, the Junior Subordinated Debt Securities may be represented by one or more global certificates registered in the name of DTC or its nominee. Under those circumstances, the depository arrangements for Junior Subordinated Debt Securities would be expected to be substantially similar to those in effect for the Preferred Securities. For a description of DTC and the terms of the depository arrangements relating to payments, transfers, voting rights, redemptions and other notices and other matters, see "Book-Entry System."

Payment and Paying Agents

        Payment of principal of, premium, if any, and interest on the Junior Subordinated Debt Securities will be made at the office of the Indenture Trustee or at the office of any other paying agent or paying agents as the Company may designate from time to time, except that, at the Company's option, payment of any interest may be made, except in the case of Junior Subordinated Debt Securities in global form, by check mailed to the address of the holder thereof as such address shall appear in the register for Junior Subordinated Debt Securities.

        Payment of any interest on any Junior Subordinated Debt Security will be made to the person in whose name that Junior Subordinated Debt Security is registered at the close of business on the record date for that interest. The Company may at any time designate additional paying agents or rescind the designation of any paying agent; however, the Company will at all times be required to maintain an office or agency in each place of payment for the Junior Subordinated Debt Securities.

        Any monies deposited with the Indenture Trustee or any paying agent for the payment of the principal of or interest on any Junior Subordinated Debt Security and remaining unclaimed for two years after that principal or interest has become due and payable will be repaid to the Company and the holder of that Junior Subordinated Debt Security shall thereafter look only to the Company for payment thereof.

DESCRIPTION OF THE GUARANTEE

        Set forth below is a summary of information concerning the guarantee, made by Company for the benefit of the holders from time to time of the Preferred Securities. The guarantee will be subject to the terms of the Trust Indenture Act. HSBC Bank USA, National Association, the guarantee trustee, will hold the guarantee for the benefit of the holders of the Preferred Securities. The following summary is not necessarily complete, and reference is hereby made to the form of the guarantee (including the definitions therein of certain terms). You are urged to read the form of guarantee because the guarantee, and not the following description, will define your rights as a holder of Preferred Securities.

Guarantee Payments

        The Company will irrevocably and unconditionally agree to pay in full on a subordinated basis guarantee payments to the holders of the Preferred Securities, as and when due, regardless of any defense, right of setoff or counterclaim that the Company, in its capacity as guarantor, may have or assert. The following payments with respect to the Preferred Securities, to the extent not paid by or on behalf of the Trust, will be subject to the guarantee:

  •
  any accrued and unpaid distributions required to be paid on the Preferred Securities, to the extent that the Trust has funds on hand legally and immediately available therefor at that time;

  •
  the applicable redemption price with respect to the Preferred Securities called for redemption, to the extent that the Trust has funds on hand legally and immediately available therefor at that time; and

  •
  upon a voluntary or involuntary dissolution, winding-up or liquidation of the Trust (other than in connection with the distribution of the Junior Subordinated Debt Securities held by the Trust to holders of the Preferred Securities), the lesser of:

  •
  the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities, to the extent the Trust has funds legally and immediately available therefor at the time; and

  •
  the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities after satisfaction of liabilities to creditors of the Trust as required by applicable law.

        The Company's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by it to the holders of the Preferred Securities or by its causing the Trust to pay those amounts to those holders.

        The guarantee will be a guarantee of the payments with respect to the Preferred Securities from the time of issuance of the Preferred Securities, but will not apply to distributions and other payments on the Preferred Securities when the Trust does not have sufficient funds legally and immediately available to make such distributions or other payments. Therefore, if the Company does not make interest payments on the Junior Subordinated Debt Securities held by the property trustee, the Trust will not make distributions on the Preferred Securities.

        Through the guarantee, the trust agreement, the Junior Subordinated Debt Securities and the Indenture, taken together, the Company will fully, irrevocably and unconditionally guarantee all of the Trust's obligations under the Preferred Securities. See "Relationship Among the Preferred Securities, the Junior Subordinated Debt Securities and the Guarantee."

Status of the Guarantee

        The guarantee will constitute an unsecured obligation of the Company and will be subordinate and junior in right of payment, to the extent set forth in the guarantee, to (i) all of the Company's Senior Indebtedness and (ii) the Junior Subordinated Debt Securities. See "Description of the Junior Subordinated Debt Securities—Subordination of the Junior Subordinated Debt Securities and Limitations on Claim with Respect to Certain Interest Obligations" for the definition of Senior Indebtedness.

        In addition, in the event of any payment or distribution of assets to creditors upon any liquidation, dissolution, winding up, reorganization, or in connection with any insolvency, receivership or bankruptcy proceeding with respect to the Company, the terms of the guarantee will not provide a claim to distributions on the Trust Securities corresponding to Foregone Deferred Interest. See "Description of Junior Subordinated Debt Securities—Subordination of the Junior Subordinated Debt Securities and Limitations on Claim with Respect to Certain Deferred Interest Obligations."

        The Company's obligations under the guarantee will be "structurally subordinated" to all indebtedness and other liabilities of the Company's subsidiaries. In the event of an insolvency, liquidation, a bankruptcy proceeding or other reorganization of any subsidiary, since claimants under the guarantee should look only to the Company and not to any of its subsidiaries for payments under the guarantee, all the existing and future liabilities of the Company subsidiaries, including any claims of lessors under capital and operating leases, trade creditors and holders of preferred stock of such subsidiaries have the right to be satisfied prior to receipt by the Company of any payment on account of the Company's status as a stockholder of its subsidiaries. See "Description of Junior Subordinated Debt Securities—Subordination of the Junior Subordinated Debt Securities and Limitations on Claim with Respect to Certain Deferred Interest Obligations." The guarantee does not limit the Company or any of its subsidiaries from incurring or issuing other secured or unsecured debt, including Senior Indebtedness, whether under the Indenture or any other indenture that the Company may enter into in the future or otherwise.

        The guarantee will constitute a guarantee of payment and not of collection. The guarantee will be held for the benefit of the holders of the Preferred Securities. It will not be discharged except by payment of the guarantee payments in full to the extent not paid by the Trust or upon distribution to the holders of the Preferred Securities of the Junior Subordinated Debt Securities. The guarantee does not limit the amount of additional Senior Indebtedness that the Company may incur.

Guarantee Events of Default

        An event of default under the guarantee will occur upon the Company's failure to perform any of its payment obligations thereunder. The holders of more than 50% in liquidation amount of the Preferred Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the guarantee.

        If the guarantee trustee fails to enforce the guarantee, any holder of the Preferred Securities may institute a legal proceeding directly against the Company to enforce its rights under the guarantee without first instituting a legal proceeding against the Trust, the guarantee trustee or any other person or entity.

        The Company, as guarantor, will be required to file annually with the guarantee trustee a certificate as to whether or not it is in compliance with all the conditions and covenants applicable to it under the guarantee. The guarantee trustee will, within 30 days of any event of default of which it is aware under the guarantee, provide notice thereof to the holders of the Preferred Securities.

Amendments and Assignment

        Except with respect to any changes that do not materially and adversely affect the rights of holders of the Preferred Securities (in which case no consent will be required), the guarantee may be amended only with the prior approval of the holders of not less than a majority of the liquidation amount of the outstanding Preferred Securities. The manner of obtaining that approval will be as set forth under "Description of Preferred Securities—Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the guarantee will bind the Company's successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the Preferred Securities then outstanding. Except in connection with the Company's consolidation or merger or a conveyance, transfer or lease by the Company of substantially all of its assets, the Company may not assign its obligations under the guarantee.

Termination of the Guarantee

        The guarantee will terminate and be of no further force and effect upon:

  •
  full payment of the applicable redemption price of the Preferred Securities; or

  •
  upon liquidation of the Trust, the full payment of the liquidation distribution or the distribution of the Junior Subordinated Debt Securities to the holders of the Preferred Securities.

        The guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Preferred Securities must restore payment of any sums paid under the Preferred Securities or the guarantee.

Information Concerning the Guarantee Trustee

        Other than during the occurrence and continuance of a default by the Company in performance of the guarantee, the guarantee trustee will undertake to perform only those duties as are specifically set forth in the guarantee and, in case a default with respect to the guarantee has occurred, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee will be under no obligation to exercise any of the powers vested in it by the guarantee at the request of any holder of the Preferred Securities unless it is offered indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred thereby.

Governing Law

        The guarantee will be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws principles thereof.

RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE
JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE

Full and Unconditional Guarantee

        Payments of distributions and other amounts due on the Preferred Securities (to the extent the Trust has funds on hand legally available for the payment of such distributions) are irrevocably guaranteed by the Company as and to the extent set forth under "Description of the Guarantee." Taken together, the Company's obligations under the Junior Subordinated Debt Securities, the Indenture, the trust agreement and the guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Preferred Securities.

Sufficiency of Payments

        As long as payments of interest and other payments are made when due on the Junior Subordinated Debt Securities, such payments will be sufficient to cover distributions and other payments due on the Trust Securities, primarily because:

  •
  the aggregate principal amount or redemption price of the Junior Subordinated Debt Securities is equal to the sum of the liquidation amount or redemption price, as applicable, of the Trust Securities;

  •
  the interest rate and interest and other payment dates on the Junior Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Trust Securities;

  •
  the Company will pay for all and any costs, expenses and liabilities of the Trust, except for the obligation of the Trust to pay amounts due to holders of the Preferred Securities pursuant to the terms of those securities; and

  •
  the trust agreement provides that the Trust is not authorized to engage in any activity that is not consistent with the limited purposes thereof.

        Notwithstanding anything to the contrary in the Indenture, the Company has the right to set-off any payment it is otherwise required to make with and to the extent it has theretofore made, or is concurrently on the date of such payment making, a payment under the guarantee.

Rights upon Dissolution and Liquidation of the Trust

        Unless the Junior Subordinated Debt Securities are distributed to holders of the Trust Securities, upon any voluntary or involuntary dissolution and liquidation of the Trust, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Trust Securities will be entitled to receive, out of assets held by the Trust, the liquidation distribution in cash. See "Description of the Preferred Securities—Liquidation of the Trust and Distribution of Junior Subordinated Debt Securities." Upon the voluntary or involuntary liquidation or bankruptcy of the Company, the property trustee, as holder of the Junior Subordinated Debt Securities, would be a subordinated creditor of the Company, subordinated in right of payment to all of the Company's Senior Indebtedness as set forth in the Indenture, but entitled to receive payment in full of principal, and premium, if any, and interest, before any of the Company's stockholders receive payments or distributions. Because the Company will be the guarantor under the guarantee and will agree to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of the Trust Securities), the positions of a holder of Preferred Securities and a holder of Junior Subordinated Debt Securities relative to other creditors and to the Company's shareholders in the event of its liquidation or bankruptcy are expected to be substantially the same.

 MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following summary describes the material U.S. federal income tax considerations of the ownership of Preferred Securities as of the date hereof by United States Holders (as defined below) and non-United States Holders (as defined below). Except where noted, it deals only with Preferred Securities held as capital assets by holders who acquired Preferred Securities upon their original issuance at their initial offering price. Some holders (including persons that are not United States persons, banks, insurance companies, tax-exempt organizations, financial institutions, persons whose functional currency is not the United States dollar, persons subject to alternative minimum tax, broker-dealers, persons that hold the Preferred Securities as part of a straddle, hedge, conversion transaction or other integrated investment, expatriates, controlled foreign corporations, passive foreign investment companies and corporations that accumulate earnings to avoid United States federal income tax) may be subject to special rules not discussed below. The discussion below does not address the effect of any state, local, or foreign tax law.

        Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and subject to change or differing interpretations, possibly on a retroactive basis, so as to result in United States federal income tax consequences different from those discussed below. The statements of law or legal conclusions in this discussion constitute the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel to the Company and the Trust. Such opinion is based in part on facts described in this prospectus and on various other assumptions, opinions, representations and determinations. Any alteration or incorrectness of such facts, assumptions, opinions, representations or determinations could adversely affect such opinion.

        A "United States Holder" means a beneficial owner of Preferred Securities that is for United States federal income tax purposes:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or other entity taxable as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        As used in this summary, the term "non-United States Holder" means a beneficial owner of Preferred Securities that is for United States federal income tax purposes:

  •
  an individual that is not a citizen or resident of the United States;

  •
  a corporation (or other entity taxable as a corporation for United States federal income tax purposes) not created or organized in or under the laws of the United States or any political subdivision thereof; or

  •
  an estate or trust other than an estate or trust that is a United States Holder as defined above.

        If a partnership or other entity treated as a partnership for United States federal income tax purposes holds Preferred Securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding Preferred Securities, you should consult your own tax advisors.

        Investors should consult their tax advisors in determining the tax consequences to them of purchasing, holding and disposing of the Preferred Securities, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

Classification of the Junior Subordinated Debt Securities

        In connection with the issuance of the Junior Subordinated Debt Securities, Skadden, Arps, Slate, Meagher & Flom LLP, tax counsel to Company and the Trust, rendered its opinion generally to the effect that, although the matter is not free from doubt, under then current law and assuming full compliance with the terms of the Indenture and other relevant documents, and based on the facts and assumptions contained in such opinion, the Junior Subordinated Debt Securities held by the Trust, will be classified for United States federal income tax purposes as indebtedness of the Company. The remainder of this discussion assumes that the classification of the Junior Subordinated Debt Securities as indebtedness will be respected for United States federal income tax purposes.

Classification of The Stanley Works Capital Trust I

        In connection with the issuance of the Preferred Securities, Skadden, Arps, Slate, Meagher & Flom LLP rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the declaration, the Indenture and other relevant documents, and based on the facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust/fixed investment trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities generally will be considered the owner of an undivided interest in the Junior Subordinated Debt Securities. Each holder will be required to include in its gross income all interest or original issue discount ("OID") and any gain recognized relating to its allocable share of those Junior Subordinated Debt Securities.

United States Holders

The Exchange Offer

        The exchange of Restricted Preferred Securities for Exchange Preferred Securities pursuant to the exchange offer will not constitute a "significant modification" of the Restricted Preferred Securities for United States federal income tax purposes and, accordingly, the Exchange Preferred Securities received will be treated as a continuation of the Restricted Preferred Securities in the hands of such holder. As a result, there will be no U.S. federal income tax consequences to a holder who exchanges Restricted Preferred Securities for Exchange Preferred Securities pursuant to the applicable exchange offer, and any such holder will not recognize gain or loss and will have the same adjusted tax basis and holding period in the Exchange Preferred Securities as it had in the Restricted Preferred Securities immediately before the exchange. A holder that does not exchange its Restricted Preferred Securities for Exchange Preferred Securities pursuant to the applicable exchange offer will not recognize any gain or loss for United States federal income tax purposes upon consummation of the applicable exchange offer.

Interest Income and Original Issue Discount

        Under applicable Treasury regulations, a "remote" contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. The Company believes that the likelihood of its exercising its option to defer payments is remote within the meaning of the regulations. Based on the foregoing, the Company believes that, although the matter is not free from doubt, the Junior Subordinated Debt Securities will not be considered to be issued with OID at the time of their original issuance. Accordingly, each holder of Preferred Securities should include in gross income such holder's allocable share of interest on the Junior Subordinated Debt Securities in accordance with such holder's method of tax accounting.

        Under the applicable Treasury Regulations, if the option to defer any payment of interest was determined not to be "remote," or if the Company exercised such option, the Junior Subordinated Debt Securities would be treated as issued with OID at the time of issuance or at the time of such exercise, as the case may be. Then, all stated interest on the Junior Subordinated Debt Securities would thereafter be treated as OID as long as the Junior Subordinated Debt Securities remained outstanding. In such event, all of a holder's taxable interest income relating to the Junior Subordinated Debt Securities would constitute OID that would have to be included in income on an economic accrual basis before the receipt of the cash attributable to the interest, regardless of such United States Holder's method of tax accounting, and actual distributions of stated interest would not be reported as taxable income. Consequently, a holder of Preferred Securities would be required to include in gross income OID even though the Company would not make any actual cash payments during a deferral period.

        No rulings or other interpretations have been issued by the IRS which have addressed the meaning of the term "remote" as used in the applicable Treasury Regulations, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus.

        Because income on the Preferred Securities will constitute interest or OID, corporate holders of Preferred Securities will not be entitled to a dividends-received deduction relating to any income recognized relating to the Preferred Securities.

Receipt of Junior Subordinated Debt Securities or Cash Upon Liquidation of the Trust

        Under the circumstances described in this prospectus, Junior Subordinated Debt Securities may be distributed to holders in exchange for Preferred Securities upon the liquidation of the Trust. Under current law, such a distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each United States Holder, and each United States Holder would receive an aggregate tax basis in the Junior Subordinated Debt Securities equal to such holder's aggregate tax basis in its Preferred Securities. A United States Holder's holding period in the Junior Subordinated Debt Securities received in liquidation of the Trust would include the period during which the Preferred Securities were held by such holder. See "Description of the Preferred Securities—Liquidation of the Trust and Distribution of the Junior Subordinated Debt Securities."

        Under the circumstances described in this prospectus, the Junior Subordinated Debt Securities may be redeemed by the Company for cash and the proceeds of such redemption distributed by the Trust to holders in redemption of their Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Preferred Securities. Accordingly, a United States Holder would recognize gain or loss as if it had sold such redeemed Preferred Securities for cash. See "Description of the Preferred Securities—Redemption."

Sales of Preferred Securities

        A United States Holder that sells Preferred Securities will be considered to have disposed of all or part of its ratable share of the Junior Subordinated Debt Securities. Such United States Holder will recognize gain or loss equal to the difference between its adjusted tax basis in the Preferred Securities and the amount realized on the sale of such Preferred Securities. Assuming that the Company does not exercise its option to defer payment of interest on the Junior Subordinated Debt Securities and that the Junior Subordinated Debt Securities are not deemed to be issued with OID, a United States Holder's adjusted tax basis in the Preferred Securities generally will be its initial purchase price. If the

Junior Subordinated Debt Securities are deemed to be issued with OID, a United States Holder's tax basis in the Preferred Securities generally will be its initial purchase price, increased by OID previously includible in such United States Holder's gross income to the date of disposition and decreased by distributions or other payments received on the Preferred Securities since and including the date that the Junior Subordinated Debt Securities were deemed to be issued with OID. Such gain or loss generally will be a capital gain or loss, except to the extent of any accrued interest relating to such United States Holder's ratable share of the Junior Subordinated Debt Securities required to be included in income, and generally will be a long-term capital gain or loss if the Preferred Securities have been held for more than one year.

        Should the Company exercise its option to defer payment of interest on the Junior Subordinated Debt Securities, the Preferred Securities may trade at a price that does not fully reflect the accrued but unpaid interest relating to the underlying Junior Subordinated Debt Securities. In the event of such a deferral, a United States Holder who disposes of its Preferred Securities between record dates for payments of distributions will be required to include in income as ordinary income accrued but unpaid interest on the Junior Subordinated Debt Securities to the date of disposition and to add such amount to its adjusted tax basis in its ratable share of the underlying Junior Subordinated Debt Securities deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis, such holder will recognize a capital loss. Capital losses generally cannot be applied to offset ordinary income for United States federal income tax purposes.

Information Reporting and Backup Withholding

        In General, income on the Preferred Securities will be subject to information reporting on Internal Revenue Service Form 1099-INT or, in the event the income on the Preferred Securities constitutes OID, see "United States Holders—Interest Income and Original Issue Discount," Internal Revenue Service Form 1099-OID. In addition, United States Holders may be subject to a backup withholding tax on such payments if they do not provide their taxpayer identification numbers to the trustee in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. United States Holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a sale, exchange, retirement or other taxable disposition (collectively, a "disposition") of the Preferred Securities. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States Holder's United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-United States Holders

        Under current United States federal income tax law, although the matter is not free from doubt, no withholding of United States federal income tax will apply to a payment on the Preferred Securities to a non-United States Holder under the "Portfolio Interest Exemption", provided that:

  •
  such payment is not effectively connected with the holder's conduct of a trade or business in the United States;

  •
  the non-United States Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of the Company's stock entitled to vote;

  •
  the non-United States Holder is not a controlled foreign corporation that is related directly or constructively to the Company through stock ownership;

  •
  the non-United States Holder is not a bank that acquired the Preferred Securities in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

  •
  the non-United States Holder satisfies the statement requirement by providing to the withholding agent, in accordance with specified procedures, a statement to the effect that such holder is not a United States person (generally through the provision of a properly executed Form W-8BEN).

        If a non-United States Holder cannot satisfy the requirements of the Portfolio Interest Exemption described above, payments on the Preferred Securities (including payments in respect of OID, if any, on the Preferred Securities) made to a Non-United States Holder will be subject to a 30 percent United States federal withholding tax, unless such holder provides the withholding agent with a properly executed statement (i) claiming an exemption from or reduction of withholding under an applicable United States income tax treaty; or (ii) stating that the payment on the Preferred Securities is not subject to withholding tax because it is effectively connected with such holder's conduct of a trade or business in the United States.

        If a non-United States Holder is engaged in a trade or business in the United States (or, if certain tax treaties apply, if the non-United States Holder maintains a permanent establishment within the United States) and the interest on the Preferred Securities is effectively connected with the conduct of that trade or business (or, if certain tax treaties apply, attributable to that permanent establishment), such non-United States Holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if such non-United States Holder were a United States Holder. In addition, a non-United States Holder that is a foreign corporation that is engaged in a trade or business in the United States may be subject to a 30 percent (or, if certain tax treaties apply, such lower rates as provided) branch profits tax.

        Any gain realized on the disposition of Preferred Securities generally will not be subject to United States federal income tax unless:

  •
  that gain is effectively connected with the non-United States Holder's conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-United States Holder within the United States); or

  •
  the non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

        In general, backup withholding and information reporting will not apply to a payment of interest on the Preferred Securities to a non-United States Holder, or to proceeds from the disposition of the Preferred Securities by a non-United States Holder, in each case, if the holder certifies under penalties of perjury that it is a non-United States Holder and neither the Company nor its paying agent has actual knowledge to the contrary. Any amounts withheld under the backup withholding rules will be allowed as a credit against the non-United States Holder's United States federal income tax liability provided the required information is timely furnished to the IRS. In general, if the Preferred Securities are not held through a qualified intermediary, the amount of payments made on such Preferred Securities, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and Section 4975 of the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA) that are subject to Title I of ERISA, (b) plans (as defined in Section 4975(e)(1) of the Code) that are subject to Section 4975 of the Code, including individual retirement accounts or Keogh plans, (c) any entities whose underlying assets include plan assets by reason of such a plan's investment in such entities, each of (a), (b) and (c), a "Plan" and (d) persons who have certain specified relationships to Plans (referred to as "parties in interest" under ERISA and "disqualified persons" under the Code). Moreover, based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993), an insurance company's general account may be deemed to include assets of the plans investing in the general account (for example, through the purchase of an annuity contract), and such insurance company might be treated as a party in interest with respect to a plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA, and ERISA and Section 4975 of the Code prohibit certain transactions between a plan and parties in interest or disqualified persons with respect to such plan. Violations of these rules may result in the imposition of excise taxes and other penalties and liabilities under ERISA and the Code.

        ERISA and Section 4975 of the Code prohibit a broad range of transactions involving plan assets and parties in interest and disqualified persons, unless a statutory or administrative exemption is available. Parties in interest and disqualified persons that participate in a prohibited transaction may be subject to a penalty imposed under ERISA and/or an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code.

        In addition, under Department of Labor Regulation Section 2510.3 101, 29 C.F.R. 2510.3-101 (the "Plan Assets Regulation"), the purchase with plan assets of equity interests in the Trust could cause our assets to be deemed plan assets of the investing Plan which, in turn, could subject the Trust and its assets to the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code unless an exception to this regulation is applicable.

        The Plan Assets Regulation provides, however, that an investing Plan's assets will not include any of the underlying assets of an entity if the class of "equity" interests in question are "publicly offered securities," defined as securities that are (1) held by 100 or more investors who are independent of the issuer and each other, (2) freely transferable, and (3) either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act, or (b) sold as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act and such class is registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred (the "Publicly Offered Securities Exception").

        Although no assurances can be given, the Company believes that the Publicly Offered Securities Exception will be applicable to the Exchange Preferred Securities offered hereby. Accordingly, Plans are eligible to acquire the Exchange Preferred Securities. If the Exchange Preferred Securities, however, fail to meet the Publicly Offered Securities Exception, the Trust's assets may be deemed to include assets of Plans that are holders of the Exchange Preferred Securities. In that event, transactions involving the Trust's assets and parties in interest or disqualified persons with respect to such Plans will be prohibited under ERISA and the Code unless we qualify for another exception to the "look through" rule under the regulation or a statutory or administrative exemption is applicable.

        Prospective fiduciaries of a Plan considering the acquisition of the Exchange Preferred Securities should consult with their legal advisors concerning the impact of ERISA and the Code and the potential consequences of making an investment in the certificates with respect to their specific circumstances. Each plan fiduciary should take into account, among other considerations:

  •
  whether the fiduciary has the authority to make the investment,

  •
  the composition of the plan's portfolio with respect to diversification by type of asset,

  •
  the plan's funding objectives,

  •
  the tax effects of the investment,

  •
  whether the assets of the trust which are represented by such interests would be considered plan assets, and

  •
  whether, under the general fiduciary standards of investment prudence and diversification an investment in certificates of any series is appropriate for the plan taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

        Any purchaser that is an insurance company using the assets of an insurance company general account should note that pursuant to Section 401(c), the Department of Labor issued final regulations providing that the assets of an insurance company general account will not be treated as "plan assets" for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions. The plan asset status of insurance company separate accounts is unaffected by Section 401 (c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

        Certain employee benefit plans, such as governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA), are not subject to the requirements of ERISA or Section 4975 of the Code. Accordingly, assets of such plans may be invested in the Exchange Preferred Securities without regard to the ERISA considerations described herein, subject to the provisions or other applicable Federal and state law.

        The acquisition of the Exchange Preferred Securities by a Plan is in no respect a representation by the Company that such an investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that such an investment is appropriate for Plans generally or any particular Plan.

PLAN OF DISTRIBUTION

        Each broker-dealer that receives Exchange Preferred Securities for its own account under the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those Preferred Securities. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer for resales of Exchange Preferred Securities received in exchange for Restricted Preferred Securities that had been acquired as a result of market-making or other trading activities. We have agreed that, for a period of 180 days after the expiration date of the exchange offer, we will make this prospectus, as it may be amended or supplemented, available to any broker-dealer for use in connection with any such resale.

        Notwithstanding the foregoing, we are entitled under the registration rights agreement to suspend the use of this prospectus by broker-dealers under specified circumstances.

        If we suspend the use of this prospectus, the 180-day period referred to above will be extended by a number of days equal to the period of the suspension.

        We will not receive any proceeds from any sale of Exchange Preferred Securities by broker-dealers. Exchange Preferred Securities received by broker-dealers for their own account under the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on those Preferred Securities or a combination of those methods, at market prices prevailing at the time of resale, at prices related to prevailing market prices or at negotiated prices. Any resales may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from the selling broker-dealer or the purchasers of the Exchange Preferred Securities. Any broker-dealer that resells Exchange Preferred Securities received by it for its own account under the exchange offer and any broker or dealer that participates in a distribution of the Exchange Preferred Securities may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any resale of Exchange Preferred Securities and any commissions or concessions received by these persons may be deemed to be underwriting compensation under the Securities Act. By acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to be admitting that it is an "underwriter" within the meaning of the Securities Act.

        Furthermore, any broker-dealer that acquired any of its Restricted Preferred Securities directly from us:

  •
  may not rely on the applicable interpretation of the staff of the SEC's position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co., Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

  •
  must also be named as a selling bondholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

        The Company have agreed to pay all expenses incidental to the exchange offer other than commissions and concessions of any broker or dealer and will indemnify holders of the Exchange Preferred Securities, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act or contribute to payments that they may be required to make in request thereof.

LEGAL MATTERS

        Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York and Kathryn P. Sherer, Esq., the Company's assistant general counsel, represent the Company in connection with this exchange offer. Ms. Sherer beneficially owns, or has rights to acquire under employee benefit plans, an aggregate of less than one percent of the common stock of the Company.

EXPERTS

        The consolidated financial statements of The Stanley Works appearing in The Stanley Work's Annual Report (Form 10-K) for the year ended December 31, 2005 (including the schedule appearing therein), and The Stanley Works management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management's assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

AVAILABLE INFORMATION

        The Company files annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy all or any portion of this information at the SEC's principal office in Washington, D.C., and copies of all or any part thereof may be obtained from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, and at the SEC's regional offices located at 175 W. Jackson Blvd., Suite 900, Chicago, Illinois 60604 and at 233 Broadway, New York, New York 10279, after payment of fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. The Company's SEC filings are also available free of charge to the public at the SEC's website at www.sec.gov and through the Company's website at www.stanleyworks.com. The information on, or linked to or from, the Company's website is not part of this prospectus.

        You can also inspect reports, proxy statements and other information about the Company at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

        To obtain a copy of these filings and forms of the documents pertaining to the securities offered hereby referred to herein at no cost, you may write or telephone the Company at the following address:

The Stanley Works 1000 Stanley Drive New Britain, Connecticut 06053 Attention: Treasurer (860) 225-5111

In order to obtain timely delivery, you must request the information no later than            , 2006, which is five business days before the expiration date of this exchange offer.

INCORPORATION BY REFERENCE

        This prospectus incorporates by reference the documents set forth below that the Company has previously filed with the SEC. These documents contain important information about the Company and its finances.

  •
  The Company's annual report on Form 10-K for the fiscal year ended December 31, 2005;

  •
  The Company's quarterly report on Form 10-Q for the quarter ended April 1, 2006; and

  •
  The Company's current reports on Form 8-K filed on January 6, 2006, January 20, 2006, January 26, 2006, February 22, 2006 and April 27, 2006.

        All documents that we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this exchange offer will be deemed to be incorporated by reference into this prospectus from the date of filing of such documents. These documents are or will be available for inspection or copying at the locations identified above under the caption "Available Information."

        Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

THE STANLEY WORKS CAPITAL TRUST I

Dated            , 2006

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

        Sections 33-770 through 33-776 of the CBCA provide that a corporation in The Stanley Works' circumstances shall indemnify a director or officer against judgments, fines, penalties, amounts paid in settlement and reasonable expenses actually incurred by him, including attorneys' fees, for actions brought against him in his capacity as a director or officer, when it is determined by certain disinterested parties that he acted in good faith in a manner he reasonably believed to be in the corporation's best interest (or in the case of conduct not in his official capacity, at least not opposed to the best interests of the corporation). In any criminal action or proceeding, it also must be determined that the director or officer had no reasonable cause to believe that his conduct was unlawful. The director or officer must also be indemnified when he is wholly successful on the merits or otherwise in the defense of a proceeding or in circumstances where a court determines that he is entitled to indemnification or that it is fair and reasonable that the director or officer be indemnified. In connection with shareholder derivative suits, the director or officer may not be indemnified except for reasonable expenses incurred in connection with the proceeding (and then only if it is determined that he met the relevant standard of conduct described above), subject, however, to courts' power under Section 33-774 to order indemnification. Unless ordered by a court under Section 33-774, a corporation may not indemnify a director with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not he was acting in his official capacity.

        The Stanley Works Certificate of Incorporation provides that no director of The Stanley Works will be personally liable to The Stanley Works or any of its shareholders for monetary damages in an amount greater than the compensation received by that director for serving The Stanley Works during the year of the violation to the extent permitted by applicable law, which permits such limitation provided that such violation must not involve a knowing and culpable violation of law, enable the director or an affiliate to receive an improper personal gain, show a lack of good faith and a conscious disregard for the director's duty to the corporation, amount to an abdication of the director's duty to the corporation, or create liability for an unlawful distribution. See "Description of Securities—Description of Capital Stock—Anti-Takeover Effects of Provisions of the Certificate of Incorporation, Bylaw and Other Agreements—Limitation of Liability of Directors" in the prospectus.

        Our bylaws also provide for the indemnification of directors and officers to the extent permitted by applicable law.

        The Company has purchased insurance providing officers and directors of the Company (and their heirs and other legal representatives) coverage against certain liabilities arising from any negligent act, error, omission or breach of duty claimed against them solely by reason of their being such officers and directors, and providing coverage for the Company against its obligation to provide indemnification as required by the above-described statute.

Item 21. Exhibits and Financial Statement Schedules.

Index of Exhibits

Exhibit Number	Description
3.1	Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(i) to the Annual Report of The Stanley Works on Form10-K for the fiscal year ended January 2, 1999).
3.2	Amended Bylaws (incorporated by reference to Exhibit 3(ii) to the Annual Report of The Stanley Works on Form 10-K for the fiscal year ended December 29, 2001).
4.1
Indenture dated as of November 22, 2005 between The Stanley Works and HSBC Bank USA, National Association as trustee, relating to the Junior Subordinated Debt Securities (incorporated by reference to Exhibit 4.5 to The Stanley Works current report on Form 8-K filed on November 29, 2005).
4.2
First Supplemental Indenture Indenture dated as of November 22, 2005 between The Stanley Works and HSBC Bank USA, National Association as trustee, relating to the Junior Subordinated Debt Securities (incorporated by reference to Exhibit 4.6 to The Stanley Works current report on Form 8-K filed on November 29, 2005).
*4.3	Form of Certificate of Restricted Junior Subordinated Debt Securities.
*4.4	Form of Certificate of Exchange Junior Subordinated Debt Securities.
*4.5	Certificate of Trust of The Stanley Works Capital Trust I.
4.6	Amended and Restated Declaration of Trust of The Stanley Works Capital Trust I (incorporated by reference to Exhibit 4.9 to The Stanley Works current report on Form 8-K filed on November 29, 2005).
*4.7	Form of Certificate of Restricted Preferred Securities.
*4.8	Form of Certificate of Exchange Preferred Securities.
4.9
Preferred Securities Guarantee Agreement dated as of November 22, 2005 between The Stanley Works as Guarantor and HSBC Bank USA, National Association as trustee (incorporated by reference to Exhibit 4.8 to The Stanley Works current report on Form 8-K filed on November 29, 2005).
4.10	Registration Rights Agreement dated November 22, 2005 (incorporated by reference to Exhibit 4.11 to The Stanley Works current report on Form 8-K filed on November 29, 2005).
†5.1	Opinion of Kathryn P. Sherer, assistant general counsel of the Registrant.
†5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.
†8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain federal income tax matters.
†12	Computation of Consolidated Ratio of Earnings to Fixed Charges.
†23.1	Consent of Ernst & Young LLP.
23.2	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibits 5.1 and 8.1)
23.3	Consent of Kathryn P. Sherer (included in Exhibit 5.2)

*24	Powers of Attorney
*25.1	Form T-1 Statement of Eligibility of HSBC Bank USA, National Association to act as trustee under the Indenture.
*25.2	Form T-1 Statement of Eligibility of HSBC Bank USA, National Association to act as trustee under the Declaration of Trust of The Stanley Works Capital Trust I.
*25.3	Form T-1 Statement of Eligibility of HSBC Bank USA, National Association to act as trustee under the Exchange Guarantee.
*99.1	Form of Letter to Clients.
*99.2	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
*
previously filed

†
filed herewith

Item 22. Undertakings.

        Each of the undersigned registrants hereby undertakes:

        (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

  (ii)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (iii)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        Each of the undersigned registrants hereby undertakes to supply by means of post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S 4 and has duly caused this amendment to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Britain, State of Connecticut on May 10, 2006.

THE STANLEY WORKS
By:	/s/ CRAIG A. DOUGLAS Name: Craig A. Douglas Title: Vice President and Treasurer

        Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* John F. Lundgren	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	May 10, 2006
* James M. Loree	Vice President, Finance and Chief Financial Officer (Principal Financial Officer)	May 10, 2006
* Donald Allan Jr.	Controller (Principal Accounting Officer)	May 10, 2006
* John G. Breen	Director	May 10, 2006
* Stillman B. Brown	Director	May 10, 2006
* Virgis W. Colbert	Director	May 10, 2006
* Emmanuel A. Kampouris	Director	May 10, 2006
* Eileen S. Kraus	Director	May 10, 2006

* Kathryn D. Wriston	Director	May 10, 2006
* Lawrence A. Zimmerman	Director	May 10, 2006
*By:	/s/ CRAIG A. DOUGLAS Craig A. Douglas Attorney in fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S 4 and has duly caused this amendment to the registration statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Britain, State of Connecticut on May 10, 2006.

THE STANLEY WORKS CAPITAL TRUST I
By:	/s/ CRAIG A. DOUGLAS Name: Craig A. Douglas Title: Trustee

        Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement on Form S-4 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ CRAIG A. DOUGLAS Craig A. Douglas	Trustee	May 10, 2006
* Jeffrey D. Cataldo	Trustee	May 10, 2006
* Donald Allan Jr.	Trustee	May 10, 2006
*By:	/s/ CRAIG A. DOUGLAS Craig A. Douglas Attorney in fact

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TABLE OF CONTENTS
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
SUMMARY
The Stanley Works
The Trust
SUMMARY DESCRIPTION OF THE EXCHANGE OFFER
CONSEQUENCES OF NOT EXCHANGING RESTRICTED PREFERRED SECURITIES
SUMMARY DESCRIPTION OF THE EXCHANGE PREFERRED SECURITIES
RISK FACTORS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES
THE EXCHANGE OFFER
THE TRUST
CAPITAL REPLACEMENT
DESCRIPTION OF THE PREFERRED SECURITIES
DESCRIPTION OF THE JUNIOR SUBORDINATED DEBT SECURITIES
DESCRIPTION OF THE GUARANTEE
RELATIONSHIP AMONG THE PREFERRED SECURITIES, THE JUNIOR SUBORDINATED DEBT SECURITIES AND THE GUARANTEE
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
ERISA CONSIDERATIONS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
AVAILABLE INFORMATION
INCORPORATION BY REFERENCE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
Index of Exhibits
SIGNATURES
SIGNATURES